                            STOCK PURCHASE AGREEMENT



                                      AMONG


                           LASER VISION CENTERS, INC.


                                       AND


               THE SHAREHOLDERS OF MIDWEST SURGICAL SERVICES, INC.


                          DATED AS OF DECEMBER 1, 1998

                                TABLE OF CONTENTS


1.  CERTAIN DEFINITIONS......................................................1

2.     PURCHASE AND SALE OF COMPANY SHARES...................................5
    2.1   Basic Transaction..................................................5
    2.2   Purchase Price.....................................................5
3.     CONTINGENT CONSIDERATION..............................................6
    3.1   Description........................................................6
    3.2   Calculation Periods................................................6
    3.3   Calculation........................................................6
    3.4   Adjustments to LVCI January Notes..................................6
    3.5   Operating Income Profitability.....................................7
    3.6   Reports and Disputes...............................................8
4.     CLOSING AND TERMINATION..............................................10
    4.1   Closing...........................................................10
5.     REPRESENTATIONS AND WARRANTIES OF THE MAJOR SHAREHOLDERS.............10
    5.1   Organization, Existence and Good Standing of the Company..........10
    5.2   Capital Stock of the Company......................................11
    5.3   Subsidiaries......................................................11
    5.4   Financial Statements..............................................11
    5.5   Accounts and Notes Receivable.....................................12
    5.6   Permits and Intangibles...........................................12
    5.7   Tax Matters.......................................................13
    5.8   Assets and Properties.............................................14
    5.9   Real Property Leases, Options.....................................15
    5.10     Environmental Laws and Regulations.............................15
    5.11     Contracts......................................................17
    5.12     No Violations..................................................18
    5.13     Government Contracts...........................................18
    5.14     Consents.......................................................18
    5.15     Litigation and Related Matters.................................18
    5.16     Compliance with Laws...........................................19
    5.17     Intellectual Property Rights...................................19
    5.18     Employee Benefit Plans.........................................20
    5.19     Employees; Employee Relations..................................21
    5.20     Insurance......................................................23
    5.21     Interests in Customers, Suppliers, Etc.........................23

    5.22     Business Relations.............................................23
    5.23     Officers and Directors.........................................24
    5.24     Bank Accounts and Powers of Attorney...........................24
    5.25     Absence of Certain Changes or Events...........................24
    5.26     Termination of Plans...........................................25
    5.27     Medicare/Medicaid..............................................25
(B)       Representations and Warranties of the Shareholders................26
    5.28     Authority and Ownership........................................26
    5.29     Preemptive Rights..............................................26
    5.30     Validity of Obligations........................................26
    5.31     Absence of Claims Against the Company..........................26
6.     REPRESENTATIONS OF LVCI..............................................27
    6.1   Due Organization..................................................27
    6.2   Validity of Obligations...........................................27
    6.3   No Conflicts......................................................27
    6.4   No Outside Reliance; Knowledge Regarding Representations..........28
    6.5   Capitalization....................................................28
    6.6   Issuance of Shares................................................28
    6.7   Reservation of Shares.............................................28
    6.8   SEC Documents, Financial Statements...............................28
    6.9   Absence of Certain Changes........................................29
    6.10     Listing........................................................29
    6.11     Compliance with Laws...........................................29
    6.12     Disclosure.....................................................30
7.     ADDITIONAL CLOSING DELIVERIES TO THE SHAREHOLDERS....................30
    7.1   Opinion of Counsel................................................30
    7.2   Employment Agreements.............................................30
    7.3   Broker Release....................................................30
8.     ADDITIONAL CLOSING DELIVERIES TO LVCI................................30
    8.1   Repayment of Indebtedness.........................................30
    8.2   Shareholder Releases..............................................30
    8.3   Termination of Related Party Agreements...........................31
    8.4   Opinions of Counsel...............................................31
    8.5   Employment Agreements.............................................31
    8.6   Noncompetition Agreements.........................................31
    8.7   Broker Release....................................................31
    8.8   Release of Financing Statements...................................31
    8.9   Good Standing Certificates........................................31
    8.10     Fairness Opinion...............................................32

9.     COVENANTS OF THE PARTIES.................................................32
    9.1   Distributions.........................................................32
    9.2   Preparation and Filing of Tax Returns.................................32
    9.3   Company Name..........................................................33
    9.4   Covenants of the Company and the Shareholders Concerning Termination
          of S Election.........................................................33
    9.5   Release of Personal Guaranties........................................37
    9.6   Winding Down of Plans.................................................37
    9.7   Covenant of the Manager's Regarding Management of the Business........37
    9.8   Agreement as to Board Composition.....................................37
    9.9   Working Capital.......................................................38
    9.10     Acquisitions.......................................................38
    9.11     No Subordination...................................................38
    9.12     Changes in Accounting Principles...................................38
10.    INDEMNIFICATION..........................................................38
    10.1     LVCI Losses........................................................39
    10.2     Employee Compensation and Benefits.................................39
    10.3     Shareholder Losses.................................................40
    10.4     Notice of Loss.....................................................40
    10.5     Right to Defend....................................................41
    10.6     Cooperation........................................................41
    10.7     Recoupment and Dispute Resolution..................................42
    10.8     Limitations on Indemnification.....................................44
    10.9     Exclusivity of Remedies............................................45
11.    SECURITIES ACT REPRESENTATIONS AND TRANSFER RESTRICTIONS.................45
    11.1     Incidental Registration Rights.....................................45
    11.2     Registration Procedures............................................46
    11.3     Expenses...........................................................48
    11.4     Indemnification and Contribution...................................48
12.    GENERAL..................................................................50
    12.1     Cooperation........................................................50
    12.2     Survival of Covenants, Agreements, Representations and Warranties..51
    12.3     Successors and Assigns.............................................51
    12.4     Entire Agreement...................................................51
    12.5     Counterparts.......................................................52
    12.6     Brokers and Agents.................................................52
    12.7     Expenses...........................................................52
    12.8     Notices............................................................52
    12.9     Arbitration........................................................53

    12.10    Governing Law.............................................53
    12.11    Exercise of Rights and Remedies...........................54
    12.12    Reformation and Severability..............................54
    12.13    Remedies Cumulative.......................................54
    12.14    Interpretation............................................54
ANNEX I................................................................56

                            STOCK PURCHASE AGREEMENT

     This agreement (the "Agreement") entered into as of December 1, 1998, by and among LASER VISION CENTERS, INC., a Delaware corporation ("LVCI"), THOMAS L. EAKINS, PAUL C. EHLEN and PAUL W. SCHMIDT (the "Major Shareholders"), and the other shareholders of Midwest Surgical Services, Inc., a Minnesota corporation, listed on the signature pages hereof (the "Other Shareholders" and collectively with the Major Shareholders, the "Shareholders"). LVCI and the Shareholders are referred to collectively herein as the "Parties."

                                    RECITALS

     The Shareholders in the aggregate own all of the outstanding capital stock of Midwest Surgical Services, Inc., a Minnesota corporation ("Company").

     This Agreement contemplates a transaction in which LVCI will purchase from the Shareholders, and the Shareholders will sell to LVCI, all of the outstanding capital stock of the Company in return for cash, the LVCI Notes and the Contingent Consideration, if and to the extent certain contingencies are met.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   CERTAIN DEFINITIONS


"After-Tax Basis" shall have the meaning ascribed to such term in Section 10.8(d) hereof.

"Agencies" shall have the meaning ascribed to such term in Section 5.15 hereof.

"Agreement" shall mean this Stock Purchase Agreement.

"Allocation Statement" shall have the meaning ascribed to such term in Section 9.4(h)(ii) hereof.

"Basket" shall have the meaning ascribed to such term in Section 10.8 hereof.

"Board" shall have the meaning ascribed to such term in Section 9.8 hereof.

"Business Day" shall mean any day of the year (other than a Saturday or Sunday) on which national banking institutions in the City of St. Louis in the State of Missouri are open to the public for conducting business and are not required or authorized to close.

"Charter Documents" shall have the meaning ascribed to such term in Section 5.1 hereof.

"Closing" shall have the meaning ascribed to such term in Section 4.1 hereof.

"Closing Date"  shall mean the date hereof.

"Closing Date Financial Statements" shall have the meaning ascribed to such term in Section 3.5(b) hereof.

"Code" shall mean the Internal Revenue Code of 1986, as amended

"Company"  shall mean Midwest Surgical Services, Inc., a Minnesota corporation.

"Company Proposed Adjustment" shall have the meaning ascribed to such term in
Section 9.4 (f) hereof.

"Company Stock" shall have the meaning ascribed to such term in Section 2.1 hereof.

"Contingent Consideration" shall have the meaning ascribed to such term in
Section 3.1 hereof.

"Contingent Consideration Value" shall have the meaning ascribed to such term in
Section 3.7 hereof.

"Contracts" shall have the meaning ascribed to such term in Section 5.11(a) hereof.

"Default" shall have the meaning ascribed to such term in Section 3.6(d) hereof.

"Due Dates" shall have the meaning ascribed to such term in Section 3.2 hereof.

"Employee Claims" shall have the meaning ascribed to such term in Section 10.2 hereof.

"Employment Agreements" shall have the meaning ascribed to such term in Section
7.2 hereof.

"Environmental Requirements" shall have the meaning ascribed to such term in
Section 5.10(b) hereof.

"Equitable Exceptions" shall mean enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought and (iii) rights to indemnification hereunder may be limited under applicable securities laws.

"ERISA" shall have the meaning ascribed to such term in Section 5.18 hereof.

"Financial Statements" shall have the meaning ascribed to such term in Section
5.4 hereof.

"GAAP"  shall mean Generally Accepted Accounting Principles.

"Group Member" shall have the meaning ascribed to such term in Section 5.18 hereof.

"Hazardous Substances" shall have the meaning ascribed to such term in Section 5.10(b) hereof.

"Incremental 2001" shall have the meaning ascribed to such term in Section 3.2 hereof.

"Intellectual Property" shall have the meaning ascribed to such term in Section 5.17(a) hereof.

"IRS" shall mean Internal Revenue Service.

"Liens" shall have the meaning ascribed to such term in Section 5.28 hereof.

"LVCI" shall mean Laser Vision Centers, Inc.

"LVCI Losses" shall have the meaning ascribed to such term in Section 10.1(b) hereof.

"LVCI Notes" shall have the meaning ascribed to such term in Section 2.2 hereof.

"LVCI Stock" shall have the meaning ascribed to such term in Section 11 hereof.

"Majority of the Shareholders" shall mean those Shareholders who are entitled to receive a majority of the payments under the LVCI Notes and the Contingent Consideration.

"Major Shareholders" shall mean Thomas L. Eakins, Paul C. Ehlen and Paul
Schmidt.

"Managers" shall mean Thomas L. Eakins and Paul W. Schmidt or, in the case of the death, disability, termination for cause as defined in their Employment Agreements, or voluntary termination of employment of both Managers, successor Managers acceptable to

LVCI and a Majority of the Shareholders.

"Material Adverse Effect" shall have the meaning ascribed to such term in
Section 5.1 hereof.

"Material Permits" shall have the meaning ascribed to such term in Section 5.6 hereof.

"Noncompetition Agreements" shall have the meaning ascribed to such term in
Section 8.6 hereof.

"Operating Income Profitability" shall have the meaning ascribed to such term in
Section 3.5 hereof.

"Other Shareholders" shall mean the current shareholders of Midwest Surgical Services, Inc. other than the Major Shareholders.

"Parties" shall mean LVCI and the Shareholders.

"PBGC" shall have the meaning ascribed to such term in Section 5.18 hereof.

"Periods" shall have the meaning ascribed to such term in Section 3.2 hereof.

"Perry Surgical Acquisition" means the purchase of the business of Perry Surgical Services, Inc. pursuant to a Stock Purchase Agreement which was consummated effective as of July 1, 1998.

"Plans" shall have the meaning ascribed to such term in Section 5.18 hereof.

"Proposed Adjustment" shall have the meaning ascribed to such term in Section 9.4(e) hereof.

"Purchase Price" shall have the meaning ascribed to such term in Section 2.2 hereof.

"Qualified Public Offering" shall have the meaning ascribed to such term in
Section 11.1 hereof.

"Real Property Leases" shall have the meaning ascribed to such term in Section
5.9 hereof.

"Recoupment Arbitrator" shall have the meaning ascribed to such term in Section 10.7(a) hereof.

"Registration Expenses" shall have the meaning ascribed to such term in Section
11.3 hereof.

"S Election" shall have the meaning ascribed to such term in Section 9.4(b) hereof.

"Section 338(h)(10) Elections" shall have the meaning ascribed to such term in
Section 9.4(h)(i) hereof.

"Securities Act" shall mean the Securities Act of 1933 as amended from time to time.

"Selling Expenses" shall have the meaning ascribed to such term in Section 11.3 hereof.

"Shareholders" shall mean the Other Shareholders and the Major Shareholders, collectively.

"Shareholder Losses" shall have the meaning ascribed to such term in Section 10.3(b) hereof.

"Shareholder's Notice" shall have the meaning ascribed to such term in Section 3.6(a) hereof.

"Subject Property" shall have the meaning ascribed to such term in Section 5.10(b) hereof.

"Tax Returns" shall have the meaning ascribed to such term in Section 5.7(a) hereof.

"Taxes" shall have the meaning ascribed to such term in Section 5.7(a) hereof.

"Third Party Intellectual Property" shall have the meaning ascribed to such term in Section 5.17(a) hereof.

"Year 1" shall have the meaning ascribed to such term in Section 3.2 hereof.

"Year 2" shall have the meaning ascribed to such term in Section 3.2 hereof.

2.   PURCHASE AND SALE OF COMPANY SHARES

     2.1 BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, concurrently with the execution and delivery hereof, LVCI agrees to purchase and has purchased from each of the Shareholders, and each of the Shareholders agrees to sell to and has sold to LVCI, all of his or her capital stock in the Company ("Company Stock") for the consideration specified below in this Section 2.

     2.2 PURCHASE PRICE. LVCI hereby pays to the Shareholders in the aggregate maximum total consideration of $3,500,000 (the "Purchase Price"), consisting of
(i) LVCI's promissory notes in the aggregate amount of $2,500,000 bearing interest at the rate of approximately five and two-tenths percent (5.2%) per annum totaling $10,833 and payable on January 4, 1999 to the Shareholders as reflected on ANNEX I (the "LVCI January Notes", and (ii) LVCI's non-interest bearing promissory notes in the aggregate principal amount of $1,000,000 due and payable on April 30, 1999 to the Shareholders in accordance with their percentage interest in such notes as reflected on ANNEX I, (the "LVCI Notes"), substantially in the form of Exhibit A attached hereto, which shall be and have been delivered at Closing. The Shareholders acknowledge that amounts payable to them under the LVCI Notes and as Contingent Consideration may be subject to reduction pursuant to Section 10.7 in satisfaction of the Shareholders' indemnification obligations. The Purchase Price has been allocated among the Shareholders in accordance with the instructions set forth on ANNEX I.

3.   CONTINGENT CONSIDERATION

     3.1 DESCRIPTION. On and subject to the terms and conditions of this Section, LVCI and the Company agree to pay to the Shareholders in accordance with the instructions set forth on ANNEX I contingent consideration not to exceed $8,250,000 in value consisting of LVCI restricted common stock having a maximum value of $4,125,000 with the remainder to consist of cash (the "Contingent Consideration"). LVCI shall have the option in its sole discretion to substitute cash for all or a portion of the stock component of the Contingent Consideration. In no event shall the total of the Purchase Price plus the Contingent Consideration exceed $11,750,000.

     3.2 CALCULATION PERIODS. The Contingent Consideration shall be based upon the Company's Operating Income Profitability (defined hereinafter) for each of the following periods (the "Periods"): (i) the five-month period ending April 30, 1999 ("Year 1"); (ii) the twelve-month period ending April 30, 2000 ("Year 2"); and (iii) the three-month period ending July 31, 2000 ("Incremental 2001"). Payment of the Contingent Consideration, to the extent earned, shall be made in three installments each relating to the Company's performance during the respective Period. Payment of the Contingent Consideration for each Period shall be due and payable 90 days from the ending day of such Period (the "Due Dates"), with any LVCI Stock component of the Contingent Consideration valued at the average closing market price of such stock during the ten NASDAQ trading days immediately preceding each Due Date.

     3.3 CALCULATION. Contingent Consideration payments, if any, shall be calculated according to the Contingent Consideration Schedules attached hereto as Schedule 3.3 and incorporated herein by reference. As reflected on Schedule 3.3, Contingent Consideration for Year 2 shall be determined by cross referencing Operating Income Profitability for Year 1 with Operating Income Profitability for Year 2. For purposes of calculation of Contingent Consideration, Operating Income Profitability for any given Period shall be rounded down to the closest level reflected on Schedule 3.3. Notwithstanding the foregoing, no Contingent Consideration whatsoever shall be paid with respect to Year 1 or Year 2 for any Operating Income Profitability falling below the 75% level in each respective Period and no Contingent Consideration shall be paid with respect to an Incremental 2001 Operating Income Profitability level falling below the 33 1/3% level.

     3.4 ADJUSTMENTS TO LVCI JANUARY NOTES. To the extent that the audited shareholder's equity of the Company on the Closing Date is greater than or less than $1,070,000 (immediately prior to the Closing), the aggregate principal amount of the LVCI January Notes shall be increased or decreased on a dollar for dollar basis.

     3.5 OPERATING INCOME PROFITABILITY. "Operating Income Profitability" is calculated as revenues less cost of revenues less operating expenses determined in accordance with GAAP, and consistent with the accounting principles and practices of the Company prior to the Closing Date as modified on the Company's October 31, 1998 Financial Statements to comply with GAAP; and

          (a) shall not be reduced by LVCI corporate allocations, except for direct services provided by LVCI to the Company at cost as agreed by the Managers and LVCI (not to exceed the cost of the same services performed on an outsourced basis);

          (b) shall be reduced by the interest expense associated with (i) any debt on the December 1, 1998 balance sheet (the "Closing Date Financial Statements") and (ii) any capital in excess of cash distributed or otherwise transferred to LVCI that LVCI may infuse into the Company as agreed by the Managers and LVCI, in order for the Company to reach its targeted Operating Income objectives. For the purposes of computing this interest expense an interest rate at the most favorable borrowing rate then available to LVCI from a commercial lending institution will be assumed;

          (c) assumes operating expenses will include total lease costs if leases do not meet the GAAP criteria for a capital lease or will include appropriate depreciation and interest expenses related to lease equipment if such leases meet the criteria for a capital lease under GAAP;

          (d) shall be reduced by payments made to certain of the Shareholders pursuant to their Employment Agreements, with the exception of any bonus;

          (e) shall be reduced by the costs (if any) of additional administrative staff, as agreed by the Managers and LVCI and which relieves the Company's management and other personnel from existing administrative duties to allow them to focus more of their efforts on business development, but not costs associated with complying with LVCI's reporting and administrative requirements;

          (f) shall be reduced by profit sharing contributions, increases in compensation packages paid to the Company's senior management (not including the Shareholders) under employment agreements which might be put in place as a result of this transaction, in each case as agreed by the Managers and LVCI. The general intention of these bonuses and contributions will be to increase productivity incentives while reducing turnover during the ownership and management transition periods;

          (g) shall be increased for Year 2, by the amount, if any, that Operating Income Profitability for Year 1 exceeds $511,000.00; and

          (h) shall be reduced by any interest related to payments made on capital required to meet the Company's contingent obligations with respect to the Perry Surgical Acquisition. For the purposes of computing this interest expense an interest rate at the most favorable borrowing rate then available to LVCI from a commercial lending institution will be assumed.

          (i) shall be increased by an amount equal to a credited interest amount on any cash distributed or otherwise transferred to LVCI at an interest rate equal to the money market rate then earned by LVCI; and

          (j) shall be increased by any other expense allocated to the Company by LVCI to the extent such expense has not been agreed to by the Managers and LVCI.

          Interest, except as provided in Sections 3.5(b), 3.5(c), 3.5(h) and 3.5(i), and Federal and State income taxes shall not be taken into account for purposes of determining Operating Income Profitability.

          As to any of the items listed above with respect to which the agreement of LVCI and the Managers is required, if LVCI and the Managers cannot agree, the disputed issue shall be resolved by the Company's Board of Directors.

     3.6  REPORTS AND DISPUTES.

          (a) In connection with the making of each payment by LVCI and the Company to the Shareholders under this Section 3, the Company shall deliver to each Shareholder entitled to Contingent Consideration at the time of such payment a schedule setting forth the computation of the Contingent Consideration and a copy of the financial information used in making such computation and such other information as the Shareholders may reasonably request to verify the accuracy of the Company's computation. The Company's computation of any payment under this Section 3 shall be conclusive and binding upon the parties hereto unless, within thirty business days following a Shareholder's receipt of the aforedescribed payment and information, such Shareholder notifies LVCI in writing (the "Shareholder's Notice") that it disagrees with the Company's computation of the Contingent Consideration. Such notice by a Shareholder shall include a schedule setting forth the Shareholder's computation of the Contingent Consideration, together with a copy of any financial information, other than that previously supplied by the Company to the Shareholders, used in making the Shareholder's computation.

          (b) The Shareholder's computation of the Contingent Consideration under this Section 3 shall be conclusive and binding upon the parties hereto unless, within thirty business days following LVCI's receipt of the Shareholder's Notice, LVCI notifies the Shareholder in writing that it disagrees with the Shareholder's computation of the Contingent Consideration. If LVCI disagrees with the Shareholder's computation of the Contingent Consideration, LVCI and the Shareholder shall request a national firm of independent certified public accountants mutually agreeable to LVCI and the Shareholder to compute the amount of the Contingent Consideration as promptly as possible, which computation shall be conclusive and binding upon LVCI and all of the Shareholders. In the event that LVCI and the Shareholder cannot agree on such a national firm of independent certified public accountants, then the names of the "Big 5" national accounting firms, exclusive of any such firm which is rendering or has within the past three years rendered services to LVCI, the company or the Shareholders or their Affiliates, shall be selected by lottery until one such firm is willing to compute the disputed payment for purposes of this Agreement. In the event that either LVCI's or the Shareholders' computation is deemed substantially correct by such national accounting firm, then the party who challenged such computation shall exclusively bear the costs associated with retaining the national accounting firm. If neither LVCI's nor the Shareholders' computation is deemed substantially correct, then the expenses of any computation by any such national accounting firm selected by LVCI and the Shareholders to resolve computational disputes hereunder shall be borne equally by LVCI and the Shareholders.

          (c) In the event the amount of Contingent Consideration paid by LVCI and the Company to the Shareholders in accordance with Section 3 for any Period is recomputed in accordance with Section 3.6(b), the adjustment to amount of Contingent Consideration shall be paid by LVCI and the Company to the Shareholders within ten business days after the date of final recomputation of such payment.

         (d) If LVCI fails to perform any of its obligations hereunder, or violates the terms of this Agreement, or interferes with the ability of the Company to perform hereunder, the Company or a Shareholder shall give LVCI a notice of default specifically setting forth the nature of default, violation or interference ("Default") and stating that LVCI shall have a period of thirty
(30) days to cure such Default as specified in the notice of default. If LVCI does not cure the specified default within such thirty (30) day period, or, if such Defaults are not capable of being cured within such period and LVCI has not commenced in good faith to cure such Defaults within such thirty (30) day period and does not thereafter proceed with diligence and continuity the curing thereof, then a Shareholder may, at his sole discretion, exercise his respective rights to enforce any provision of this Agreement for Default by the Company. Furthermore, if such Default is a default in payment of any amounts due and payable under the LVCI Notes or as Contingent Consideration and such Default has not been cured within the applicable thirty (30) day period, then a Shareholder may, at his sole discretion, in addition to any other rights available at law or equity, have the option to accelerate the payment of any amounts then outstanding on the LVCI Notes in the event of a Default in payment under such LVCI Notes or, in the case of a Default in payment of Contingent Consideration, to be paid the maximum remaining Contingent Consideration contemplated by this Agreement, regardless of the actual Operating Income Profitability of the Company.

4.  CLOSING AND TERMINATION

    4.1 CLOSING. The consummation of the transactions contemplated hereby (the "Closing") has occurred on the Closing Date concurrent with the execution and delivery hereof. On the Closing Date, all transactions contemplated by this Agreement, including the delivery of shares, and the delivery by wire transfers or by certified checks in amounts equal to the aggregate cash portion of the consideration that the Shareholders shall be entitled to receive at the Closing, has occurred and is deemed to be completed.

5.  REPRESENTATIONS AND WARRANTIES OF THE MAJOR
    SHAREHOLDERS

(A) REPRESENTATIONS AND WARRANTIES OF THE MAJOR SHAREHOLDERS

    Each of the Major Shareholders, jointly and severally, represent and warrant that all of the following representations and warranties with respect to the Company and each of its subsidiaries and their respective business and operations set forth in this Section 5(A) (collectively, for purposes of this Section 5(A) the "Company") are true and correct at the time of the Closing.

    5.1 ORGANIZATION, EXISTENCE AND GOOD STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed as a foreign corporation or other applicable entity and in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the Company, taken as a whole (a "Material Adverse Effect"). Set forth on Schedule
5.1 is a list of the jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation. Set forth on Schedule 5.1 is a listing of all names of all predecessor companies for the past five (5) years of the Company, including the names of any entities from whom the Company previously acquired material assets. In addition, set forth on Schedule 5.1 is a complete list of all the names under which the Company does or has done business. Except as disclosed in Schedule 5.1, the Company has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded. True, complete and correct copies of the Articles of Incorporation of the Company certified by the Secretary of State or other appropriate entity of the applicable state or jurisdiction of incorporation or organization as of the date not more than thirty (30) days prior to the Closing and of the By-laws of the Company have been delivered to LVCI (the "Charter Documents"). Except as set forth on Schedule 5.1 the minute books of the Company, as heretofore made available to LVCI, are correct and complete in all material respects.

    5.2 CAPITAL STOCK OF THE COMPANY. The Company's authorized, issued and outstanding capital stock is as set forth in Schedule 5.2. All of the Company Stock has been validly issued and is fully paid and nonassessable and no holder thereof is entitled to any preemptive rights (except any statutory preemptive rights, which the Shareholders hereby waive). There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Company to issue any shares of capital stock or other securities or to purchase, redeem or otherwise acquire any shares of capital stock or other securities, or to pay any dividend or make any distribution in respect thereof, except as set forth on Schedule 5.2.

    5.3 SUBSIDIARIES. Except as set forth in Schedule 5.3, the Company has not previously and does not presently own, of record or beneficially, or control directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

    5.4  FINANCIAL STATEMENTS.

         (a) The Company has previously furnished to LVCI the draft audited balance sheet of the Company as of April 30, 1998, and the related statements of operations for the fiscal year then ended, as prepared by Price Waterhouse Coopers, certified public accountants, with their opinion or notes to Financial Statements, together with the Company's consolidated compiled draft balance sheet and management's statements of operations and shareholders' equity for the three-month and six-month periods ended October 31, 1998 (collectively, the "Financial Statements", attached hereto as Schedule 5.4). The Financial Statements have been prepared in accordance with GAAP and present fairly and accurately the financial position and results of operations of the Company as of the indicated dates and for the indicated periods, subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of notes.

         (b) Except to the extent (and not in excess of the amounts) reflected in the October 31, 1998 balance sheet included in the Financial Statements or as disclosed on Schedule 5.4, the Company has no liabilities or obligations (including, without limitation, Taxes payable and deferred Taxes and interest accrued since April 30, 1998) required to be reflected in the Financial Statements (or the notes thereto) in accordance with sound and accurate accounting principles other than current liabilities incurred in the ordinary course of business, consistent with past practice, subsequent to December 31, 1997.

         (c) The books and records of the Company are true and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. Except as required by GAAP and except as described in Schedule 5.4, since April 30, 1998, there has not been any material change in the accounting methods or practices of the Company. No fees or expenses that have been incurred as a result of the transaction contemplated by this Agreement have been paid by, or accrued on the Financial Statements or the Closing Date

Financial Statement of, the Company.

         (d) Except as expressly provided in this Section 5.4 or Section 5.5, no representation is being made by the Shareholders with respect to the achievement of, or likelihood of achieving, results of any projections provided to LVCI. The Major Shareholders do, however, represent that to the best of their knowledge, the information utilized in preparing the projections is reasonable under the circumstances.

    5.5 ACCOUNTS AND NOTES RECEIVABLE. Set on Schedule 5.5 is an accurate list of the accounts and notes receivable of the Company, as of October 31, 1998, and including receivables from and advances to employees and the Shareholders. Except as set forth on Schedule 5.5, notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts as stated on the Closing Date Financial Statements. In the event any such accounts or notes are deemed uncollectible by the Company, LVCI shall so notify the Major Shareholders, and shall afford the Major Shareholders the opportunity to collect such account or note on behalf of the Company.

    5.6 PERMITS AND INTANGIBLES. The Company holds all licenses, franchises, permits and other governmental authorizations, including permits, titles (including, without limitation, motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates owned or held by the Company, the absence of any of which would have a Material Adverse Effect (the "Material Permits"). An accurate list and summary description is set forth on Schedule 5.6 hereto of all such Material Permits. The Material Permits are valid, and the Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such Material Permit. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such noncompliance or violation would not have a Material Adverse Effect. Except as specifically provided on Schedule 5.6 the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Material Permits.

    5.7  TAX MATTERS.

         (a) The Company has filed all income tax returns required to be filed by the Company and all returns, reports and forms of other Taxes (as defined below) required to be filed by the Company, and has paid or provided for all Taxes shown to be due on such returns and all such returns are accurate and correct in all material respects. True copies of federal and state income tax returns of the Company for each of the fiscal years from its inception through December 31, 1997 have been delivered to LVCI. Except as set forth on Schedule 5.7, (i) no action or proceeding for the assessment or collection of any Taxes is pending against the Company and no notice of any claim for Taxes, whether pending or threatened, has been received; (ii) no deficiency, assessment or other formal claim for any Taxes has been asserted or made against the Company that has not been fully paid or finally settled; (iii) no issue has been formally raised by any taxing authority in connection with an audit or examination of any return of Taxes; and, (iv) no claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. No federal, state or foreign income tax returns of the Company have been examined, and there are no outstanding Tax rulings or closing agreements or waivers extending the applicable statutory periods of limitation for such Taxes or otherwise having continuing effect for any period. All Taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. Set forth on Schedule
5.7 is a list of all jurisdictions in which the Company is required to file Tax Returns, and the type of Tax Return that is required to be filed. No Taxes will be assessed on or after the Closing Date against the Company for any tax period ending on or prior to the Closing Date other than for Taxes disclosed on
Schedule 5.7. The Company has timely filed all information returns or reports, including forms 1099, that are required to be filed and has accurately reported all information required to be included on such returns or reports. For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, withholding, sales and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto; and "Tax Returns" means all returns or reports, including accompanying schedules, with respect to Taxes.

         (b) The Company is not a party to any Tax allocation or sharing agreement.

         (c) None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. The Company is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of

1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

         (d) The Company is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company are subject to an election under
Section 341(f) of the Code or comparable provisions of any state statutes. Other than in connection with the transactions contemplated under this Agreement, the Company has not filed an election under Section 338(g) or Section 338(h)(10) of the Code or caused a deemed election under Section 338(e) thereof.

         (e) The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

         (f) There are no accounting method changes of the Company that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

         (g) The Company has substantial authority for the treatment of, or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its Federal income returns, all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662(d) of the Code.

         (h) Prior to its acquisition of Perry Surgical, Inc., the Company has not been a member of an affiliated group filing a consolidated federal, state or local income Tax return and does not have any liability for the Taxes of another person (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor,
(iii) by contract or (iv) otherwise.

         (i) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    5.8  ASSETS AND PROPERTIES.

         (a) REAL PROPERTY. The Company does not own or hold, and has never held or owned, any interest in real property other than as set forth in Schedule 5.9.

         (b) PERSONAL PROPERTY. Except as set forth on Schedule 5.8 and except for inventory and supplies disposed of or consumed, and accounts receivable collected or written off, and cash utilized, all in the ordinary course of business consistent with past practice, the Company owns all of its inventory, equipment and other personal property (both tangible and intangible) reflected on the latest balance sheet included in the Financial Statements or acquired since October 31, 1998, free and clear of any Liens, except for statutory Liens for current taxes, assessments or governmental charges or levies on property not yet due and payable.

         (c) CONDITION OF PROPERTIES. Except as set forth on Schedule 5.8, the leasehold estates that are the subject of the Real Property Leases (as defined in Section 5.9) and the tangible personal property owned or leased by the Company are in good operating condition and repair, ordinary wear and tear and repairs and maintenance excepted; and none of the Major Shareholders have any knowledge of any condition not disclosed herein of any such leasehold estate or tangible personal property that would affect the fair market value, use or operation of any leasehold estate or tangible personal property, or otherwise have a Material Adverse Effect.

         (d) COMPLIANCE. The continued use and occupancy of the leasehold estates that are the subject of the Real Property Leases as currently operated, used and occupied will not violate any zoning, building, health, flood control, fire or other law, ordinance, order or regulation or any restrictive covenant. There are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the leasehold estates that are the subject of the Real Property Leases and no written notice of any such violation has been issued by any governmental authority.

    5.9 REAL PROPERTY LEASES, OPTIONS. Schedule 5.9 sets forth a list (summarizing the parties, lessor addresses, monthly rentals, square footages, the terms and any extensions and the function of any such property) and copies of (i) all leases and subleases under which the Company is lessor or lessee or sublessor or sublessee of any real property, together with all amendments, supplements, nondisturbance agreements, brokerage and commission agreements and other agreements pertaining thereto ("Real Property Leases"); (ii) all options held by the Company or contractual obligations on the part of the Company to purchase or acquire any interest in real property; and (iii) all options granted by the Company or contractual obligations on the part of the Company to sell or dispose of any interest in real property. Copies of all Real Property Leases and such options and contractual obligations have been delivered to LVCI. The Company has not assigned any Real Property Leases or any such options or obligations. There are no Liens on the interest of the Company in the Real Property Leases, except for (i) Liens for taxes and assessments not yet due and payable and (ii) those matters set forth on Schedule 5.9. The Real Property Leases and options and contractual obligations listed on Schedule 5.9 are in full force and effect and constitute binding obligations of the Company and the other parties thereto, subject to Equitable Exceptions and (x) there are no defaults thereunder and (y) no event has occurred and is continuing that with notice, lapse of time or both would constitute a default by the Company or, to the best knowledge of the Major Shareholders, by any other party thereto.

    5.10 ENVIRONMENTAL LAWS AND REGULATIONS.

         (a)   (i)    During the occupancy and operation of the "Subject
Property" (as defined below) by the Company, the operations of the Subject Property, and any use, storage, treatment, disposal or transportation of "Hazardous Substances" (as defined below) that has occurred in, on or under the Subject Property prior to the date of this Agreement have been in compliance with "Environmental Requirements" (as defined below);

               (ii) the Company has obtained and holds all necessary permits, licenses, approvals, consents and authorizations required under applicable Environmental Requirements and is in full compliance with all terms, conditions and provisions of the same;

               (iii) during the occupancy and operation of the Subject Property by the Company, no release, leak, discharge, spill, disposal or emission of Hazardous Substances by the Company or its agents has occurred in, on, from or under the Subject Property in a quantity or manner that violates or requires further investigation or remediation under Environmental Requirements or as required by any Agency (as defined in Section 5.15 hereof);

               (iv) the Subject Property, to the best knowledge of the Major Shareholders, is free of Hazardous Substances as of the date hereof; except for the presence of small quantities of Hazardous Substances utilized by the Company or other tenants of the Subject Property in the ordinary course of their business;

               (v) to the best knowledge of the Major Shareholders, there is no pending or threatened litigation or administrative investigation or proceeding concerning the Subject Property or the Company involving Hazardous Substances or Environmental Requirements;

               (vi) to the best knowledge of the Major Shareholders, there are no above-ground or underground storage tank systems or asbestos-containing materials located at the Subject Property;

               (vii) except as set forth on Schedule 5.10, the Company has never owned, operated or leased any real property other than the Subject Property;

               (viii) the Company's current or past transportation to or disposal at any off-site location of any Hazardous Substances from property now or formerly owned, operated or leased by the Company at the time of the Company's ownership, operation or lease thereof was conducted in full compliance with applicable Environmental

Requirements; and

               (ix) the Major Shareholders are not aware of any facts, conditions or circumstances that could reasonably be expected to form the basis for a claim against the Company, the Shareholders, or any successor in interest to the Company relating to the Company's compliance or failure to comply with any Environmental Requirements.

         (b) DEFINITIONS. As used in this Agreement, the following terms shall have following meanings:

         "Environmental Requirements" means all laws, statutes, rules, regulations, ordinances, permits, guidance documents, judgments, decrees, orders, agreements and other restrictions and requirements (whether now or hereafter in effect) of any governmental authority, including, without limitation, federal, state and local authorities, relating to the regulation or protection of human health and safety, worker health and safety, natural resources, conservation, the environment, or the storage, treatment, disposal, transportation, handling or other management of industrial or solid waste, hazardous waste, hazardous or toxic substances or chemicals, or pollutants.

         "Hazardous Substance" means (i) any "hazardous substance" as defined in ss.101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA") or any regulations promulgated thereunder, or the Occupational Safety and Health Act of 1970, as amended from time to time (29 U.S.C. ss. 651 et seq.), or any regulations promulgated thereunder; (ii) petroleum and petroleum by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls and pesticides; or (iii) any additional substances or materials that have been or are currently classified or considered to be pollutants, hazardous or toxic under Environmental Requirements.

         "Subject Property" means all property subject to the Real Property Leases and any properties listed on Schedules 5.9 and 5.10.

    5.11 CONTRACTS.

         (a) Set forth on Schedule 5.11(a) is a summary and copies of all contracts, agreements, arrangements and commitments (whether oral or written) to which the Company is a party or by which its assets or business are bound (the following, "Contracts") that relate to (i) the sale, lease or other disposition by the Company of all or any substantial part of its business or assets (other than in the ordinary course of business), (ii) the purchase or lease by the Company of a substantial amount of assets (other than in the ordinary course of business), (iii) lending or advancing funds by the Company, (iv) borrowing of funds or guaranteeing the borrowing of funds by any other person, whether under an indenture, note, loan agreement or otherwise, (v) any transaction or matter with any affiliate of the Company, (vi) noncompetition, (vii) licenses and grants to or from the Company relating to any intangible property listed on
Schedule 5.17, (viii) the acquisition by the Company of any operating business or the capital stock of any person since April 30, 1998, or (ix) any other matter that is material to the business, assets or operations of the Company.

    LVCI has been given the opportunity to review all Contracts that relate to the supply by the Company of any customer's requirements for any item or the purchase by the Company of its requirements for any item or of a vendor's output of any item.

         (b) Except as set forth on Schedule 5.11(b), each Contract is in full force and effect on the date hereof, the Company is not in default under any Contract in any material respect, the Company has not given or received notice of any default under any Contract, and, to the best knowledge of the Major Shareholders, no other party to any Contract is in default thereunder.

         (c) To the best knowledge of the Major Shareholders, the Company is not a party to any material agreement, the performance of which could reasonably be likely to have a Material Adverse Effect.

    5.12 NO VIOLATIONS. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by the Shareholders and the consummation of the transactions contemplated hereby will not (i) violate any provision of any Charter Document, (ii) violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or the Shareholders or its or their respective properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any Contract or any Material Permit of the Company.

    5.13 GOVERNMENT CONTRACTS. The Company is not now and has not been a party to any governmental contract.

    5.14 CONSENTS. Except as set forth on Schedule 5.14, no consent, approval or other authorization of any governmental authority or under any Contract or other agreement or commitment to which the Shareholders are parties is required as a result of or in connection with the execution or delivery of this Agreement and the other agreements and documents to be executed by the Shareholders or the consummation by the Shareholders of the transactions contemplated hereby.

    5.15 LITIGATION AND RELATED MATTERS. Set forth on Schedule 5.15 is a list of all actions, suits, proceedings, investigations or grievances pending against the Company, or, to the best knowledge of the Major Shareholders, threatened against the Company, the business or any property or rights of the Company, at law or in equity, before or by any arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"). None of the actions, suits, proceedings or investigations listed on Schedule 5.15 either (i) would, if adversely determined, have a Material Adverse Effect or (ii) would, if adversely determined, affect the right or ability of the Company to carry on its business substantially as now conducted. The Company is not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to its business, operations or assets or its employees, nor is the Company in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees.
Schedule 5.15 lists (x) all worker's compensation claims outstanding against the Company as of the date hereof and (y) all actions, suits or proceedings filed by or outstanding against the Company, or in which the Company is named as a party, since December 31, 1997.

    5.16 COMPLIANCE WITH LAWS. The Company is in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees except where the failure to so comply would not have a Material Adverse Effect.

    5.17 INTELLECTUAL PROPERTY RIGHTS.

         (a) Schedule 5.17 lists the domestic and foreign trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, patents, patent applications, patent licenses, software licenses and copyright registrations and applications owned by the Company or used thereby in the operation of its business (collectively, the "Intellectual Property"), which Schedule indicates (i) the term and exclusivity of its rights with respect to the Intellectual Property and (ii) whether each item of Intellectual Property is owned or licensed by the Company, and if licensed, the licensor and the license fees therefor. Unless otherwise indicated on Schedule 5.17, the Company has the right to use and license the Intellectual Property, and the consummation of the transactions contemplated hereby will not result in the loss or material impairment of any rights of the Company in the Intellectual Property. Each item constituting part of the Intellectual Property has been, to the extent indicated on Schedule 5.17, registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated on Schedule 5.17; all such registrations, filings and issuances remain in full force and effect; and all fees and other charges with respect thereto are current. Except as stated on Schedule 5.17, there are no pending proceedings or adverse claims made or, to the best knowledge of the Major Shareholders, threatened against the Company with respect to the Intellectual Property; there has been no litigation commenced or threatened in writing within the past five (5) years with respect to the Intellectual Property or the rights of the Company therein; and the Major Shareholders have no knowledge that (i) the Intellectual Property or the use thereof by the Company conflicts with any trade names, trademarks, service marks, trademark or service mark registrations or applications, patents, patent applications, patent licenses or copyright registrations or applications of others ("Third Party Intellectual Property"), or (ii) such Third Party Intellectual Property or its use by others or any other conduct of a third party conflicts with or infringes upon the Intellectual Property or its use by the Company.

         (b) To the best knowledge of the Major Shareholders, the Intellectual Property is designed to be used prior to, during and after the Year 2000 A.D., and will operate during each such time period without error relating to date data, including without limitation any error relating to or the product of date data that represents or references different centuries or more than one century. Without limiting the generality of the foregoing, the Intellectual Property will not abnormally end or provide invalid or incorrect results as a result of date data, including without limitation date data that represents or references different centuries or more than one century; the Intellectual Property has been designed to ensure Year 2000 compatibility, including without limitation date data century recognition, calculations that accommodate same century and multi-century formulas and date value, and date data interface values that reflect the century, and includes Year 2000 Capabilities. For the purpose of this Section 5.17, "Year 2000 Capabilities" shall mean that the Intellectual Property will (i) manage and manipulate data involving dates, including single century formulas and multi-century formulas and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; (ii) provide that all date-related user interface functionalities and data fields include the indication of century; and (iii) provide that all date-related data interface functionalities include the indication of century. To the best knowledge of the Major Shareholders, none of the Company's vendors or suppliers lack Year 2000 Capabilities.

    5.18 EMPLOYEE BENEFIT PLANS. Each employee benefit, stock or compensation plan, including without limitation employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or any of its Group Members (as defined below) (collectively, the "Plans") is listed on
Schedule 5.18, is in compliance with applicable law, in all material respects, and has been administered and operated in accordance with its terms. Each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") and no event has occurred and no condition exists that could be expected to result in the revocation of any such determination. No event that constitutes a "reportable event" (within the meaning of Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to any Plan. Except as set forth on Schedule 5.18, no Plan is subject to Title IV of ERISA, and neither the Company nor any Group Member has made any contributions to or participated in any "multiple employer plan" (within the meaning of the Code or ERISA) or "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA). Full payment has been made of all amounts that the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and all amounts properly accrued to date as liabilities of the Company that have not been paid have been properly recorded on the Financial Statements, and no Plan that is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. The Company has not and, to the best knowledge of the Major Shareholders, no other "disqualified person" or "party in interest" (within the meaning of Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Plan that could be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to
Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No material claim, action, proceeding, or litigation has been made, commenced or, to the best knowledge of the Major Shareholders, threatened with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. Neither the Company nor any Group Member has incurred any liability or taken any action, and the Major Shareholders have no knowledge of any action or event, that could cause it to incur any liability (i) under
Section 412 of the Code or Title IV of ERISA with respect to any "single employer plan" (within the meaning of Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) with respect to any "multi-employer plan" (within the meaning of Section 3(37) of ERISA), (iii) on account of unpaid contributions to any such multi-employer plan, or (iv) to provide health benefits or other non-pension benefits to retired or former employees, except as specifically required by Section 4980B(f) of the Code. Except as set forth on
Schedule 5.18, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" (within the meaning of Section 280G of the Code). For purposes of this Agreement, "Group Member" shall mean any member of any "affiliated service group" as defined in Section 414(m) of the Code that includes the Company, any member of any "controlled group of corporations" as defined in Section 1563 of the Code that includes the Company or any member of any group of "trades or businesses under common control" as defined by Section 414(c) of the Code that includes the Company.

    5.19 EMPLOYEES; EMPLOYEE RELATIONS.

         (a) Schedule 5.19 sets forth (i) the name and current annual salary (or rate of pay) and other compensation (including, without limitation, normal bonus, profit-sharing and other compensation) now payable by the Company to each employee whose current total annual compensation or estimated compensation is $25,000 or more, (ii) any increase committed by the Company to become effective after the date of this Agreement in the total compensation or rate of total compensation payable by the Company to each such person, (iii) any increase committed by the Company to become payable after the date of this Agreement by the Company to employees other than those specified in clause (i) of this
Section 5.19(a), (iv) all presently outstanding loans and advances (other than routine travel advances and other routine business expense advances of less than $10,000 to be repaid or formally accounted for within sixty (60) days) made by the Company to, or made to the Company by, any director, officer or employee,
(v) all other transactions between the Company and any director or officer thereof since December 31, 1997, (vi) the terms and conditions of any and all employment agreements, whether written or oral, entered into by the Company and
(vii) except for accruals in the ordinary course consistent with past practice, all accrued but unpaid vacation pay owing to any officer or employee that is not disclosed on the Financial Statements.

         (b) Except as disclosed on Schedule 5.19, the Company is not a party to, or bound by, the terms of any collective bargaining agreement, and the Company has not experienced any material labor difficulties during the last five
(5) years. Except as set forth on Schedule 5.19, there are no labor disputes existing, or to the best knowledge of the Major Shareholders, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by employees. No charges or proceedings before the National Labor Relations Board, or similar agency, exist, or to the best knowledge of the Major Shareholders, are threatened.

         (c) The relationships enjoyed by the Company with its employees are good and except as set forth in Schedule 5.19(c), the Major Shareholders have no knowledge of any facts that would indicate that the employees of the Company will not continue in the employ thereof following the Closing on a basis similar to that existing on the date of this Agreement. Except for normal difficulties in the present job market, since December 31, 1997, the Company has not experienced any material difficulties in obtaining any qualified personnel necessary for the operations of its business and, to the best knowledge of the Major Shareholders, no such shortage of qualified personnel is threatened or pending which would have a Material Adverse Effect on the Company. Except as disclosed on Schedule 5.19, the Company is not a party to any employment contract with any individual or employee, either express or implied. No legal proceedings, charges, complaints or similar actions exist under any federal, state or local laws affecting the employment relationship including, but not limited to: (i) anti-discrimination statutes such as Title VII of the Civil Rights Act of 1964, as amended (or similar state or local laws prohibiting discrimination because of race, sex, religion, national origin, age, disability and the like); (ii) the Fair Labor Standards Act or other federal, state or local laws regulating hours of work, wages, overtime and other working conditions; (iii) requirements imposed by federal, state or local government contracts such as those imposed by Executive Order 11246; (iv) state laws with respect to tortious employment conduct, such as slander, harassment, false light, invasion of privacy, negligent hiring or retention, intentional infliction of emotional distress, assault and battery, or loss of consortium; or
(v) the Occupational Safety and Health Act, as amended, as well as any similar state laws, or other regulations respecting safety in the workplace; and to the best knowledge of the Major Shareholders, no proceedings, charges, or complaints are threatened under any such laws or regulations and no facts or circumstances exist that would give rise to any such proceedings, charges, complaints, or claims. The Company is not subject to any settlement or consent decree with any present or former employee, employee representative or any government or Agency relating to claims of discrimination or other claims in respect to employment practices and policies; and no government or Agency has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of the Company. Since inception, the Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state laws and the Company has not laid off more than ten percent (10%) of its employees at any single site of employment in any ninety (90) day period during the twelve (12) month period ending June 30, 1998.

         (d) The Company is in compliance in all material respects with the provisions of the Americans with Disabilities Act.

    5.20 INSURANCE. Schedule 5.20 contains an accurate list of the policies and contracts (including insurer, named insured, type of coverage, limits of insurance, required deductibles or co-payments, annual premiums and expiration date) for fire, casualty, liability and other forms of insurance maintained by, or for the benefit of, the Company. All such policies are in full force and effect. Neither the Company nor the Major Shareholders have received any notice of cancellation or non-renewal, or of significant premium increases with respect to any such policy. Except as disclosed on Schedule 5.20 no pending claims made by or on behalf of the Company under such policies have been denied or are being defended against third parties under a reservation of rights by an insurer thereof. All premiums due prior to the date hereof for periods prior to the date hereof with respect to such policies have been timely paid.

    5.21 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as disclosed in
Schedule 5.21, no shareholder, officer, director or affiliate of the Company possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company. Ownership of securities of a corporation whose securities are registered under the Securities Exchange Act of 1934 not in excess of five percent (5%) of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 5.21.

    5.22 BUSINESS RELATIONS. Schedule 5.22 contains an accurate list and copies of contracts of all significant customers and suppliers of the Company (i.e., (i) those customers representing five percent (5%) or more of the Company's revenues for the twelve (12) months ended December 31, 1997 or those ten (10) largest revenue-generating customers and (ii) those suppliers representing five percent (5%) or more of the Company's operating expenses for the twelve (12) months ended December 31, 1997 or those ten (10) suppliers with the largest aggregate invoice amounts submitted to the Company with respect to such period). Except as set forth on Schedule 5.22, to the best knowledge of the Major Shareholders, no customer or supplier of the Company has or will cease to do business therewith after the consummation of the transactions contemplated hereby, which cessation would have a Material Adverse Effect, and no customer or supplier will cease to do business with the Company nor will the terms of any Contract change or be modified in any material respect as a result of the change of ownership of the Company as a result of the Closing. Except as set forth on Schedule 5.22 since inception, the Company has not experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and, to the best knowledge of the Major Shareholders, no such shortage of supply of inventory items is threatened or pending. The Company is not required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

    5.23 OFFICERS AND DIRECTORS. Set forth on Schedule 5.23 is a list of the current officers and directors of the Company.

    5.24 BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule 5.24 sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of the Company is identified on Schedule 5.24. Except as disclosed on such Schedule, the Company has not given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever.

    5.25 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
Schedule 5.25 or as otherwise contemplated by this Agreement, since December 31, 1997, there has not been (a) any damage, destruction or casualty loss to the physical properties of the Company (whether or not covered by insurance), (b) any event or circumstance that would have a Material Adverse Effect, (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) material to the Company, except Contracts or transactions, commitments or agreements in the ordinary course of business consistent with past practice, (d) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the capital stock or other securities of the Company, any repurchase, redemption or other acquisition by the Company of any capital stock or other securities, or any agreement, arrangement or commitment by the Company to do so, (e) any increase that is material in the compensation payable or to become payable by the Company to its directors, officers, employees or agents or any increase in the rate or terms of any bonus, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers, employees or agents, except as set forth on Schedule 5.25(f) any sale, transfer or other disposition of, or the creation of any Lien upon, any part of the assets of the Company, tangible or intangible, except for sales of inventory and use of supplies, collections of accounts receivables in the ordinary course of business consistent with past practice and cash utilized, or any cancellation or forgiveness of any debts or claims by the Company, (g) any change in the relations of the Company with or loss of its customers or suppliers, or any loss of business or increase in the cost of inventory items or change in the terms offered to customers, which would have a Material Adverse Effect, (h) any capital expenditure (including any capital leases) or commitment therefor by the Company in excess of $10,000, or (i) any actions, suits, proceedings, investigations or grievances initiated or, to the best knowledge of the Major Shareholders, threatened relating to the Company's products or services.

    5.26 TERMINATION OF PLANS. The Company has effected the termination of each of its Plans.

    5.27 MEDICARE/MEDICAID

         (a) Fraud and Abuse. Neither the Company nor the Shareholders nor, to the knowledge of the Shareholders, any person or entity providing professional or other services for the Company is currently, or in the past five (5) years has, engaged in any activities which are prohibited or are cause for criminal or civil penalties under Sections 1320a-7a or 1320a-7b of Title 42 of the United State Code or the regulations promulgated thereunder, or similar state or local statutes or regulations, or which are prohibited by applicable statutes or regulations, including, but not limited to, the following:

              (i) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration: (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid; or (2) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid; or

              (ii) referring any patients to a person or entity with which either the Company or Shareholders has a financial relationship that is prohibited by applicable law.

         (b) Reimbursement Matters. Except as disclosed on Schedule 5.27, in the past three (3) years (i) the Company has not and, to the Company's and Shareholder's best knowledge, no nursing home, hospital or other health care provider with respect to which the Company provides services has received any written notices of denial or recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source (inclusive of managed care organizations) with respect to products or services provided by the Company;
(ii) to the Company's and Shareholder's best knowledge, there is no basis for the assertion after the Closing of any such denial or recoupment claim and (iii) neither the Company nor, to the Company's or Shareholder's best knowledge, any nursing home, hospital or other health care provider with respect to which the Company provides services has received written notice of any denial of claims for payment from any Medicare or Medicaid program or any other third party reimbursement source (inclusive of managed care organizations) of any pending or threatened investigations or surveys specifically with respect to, or arising out of, products or services provided by the Company, and to Shareholder's best knowledge, no such investigation or survey is pending, threatened or imminent.

         (c) Certain Payments. None of the Company, the Shareholders or any of their respective directors, officers, agents, affiliates or employees, or any other person authorized to act for or on behalf of the Company or any of the Shareholders, has directly or indirectly made, offered or agreed to offer any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any customer, supplier, referral source, governmental employee or any other Person or entity, regardless or form, whether in money, property, or services in violation of any law: (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect to the Company or any affiliate of the Company.

(B) REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

    Each Shareholder severally represents and warrants that the representations and warranties in this Section 5(B) as they apply to him or her are true and correct at the time of the Closing.

    5.28 AUTHORITY AND OWNERSHIP. The Shareholder has the full legal right, power and authority to enter into this Agreement. The Shareholder owns beneficially (subject to any community property interest of his or her spouse) and of record the shares of the Company Stock set forth opposite such Shareholder's name on ANNEX I. Except as set forth on Schedule 5.28 hereof, such shares of the Company Stock owned by the Shareholder are owned free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, rights or restrictions of any character whatsoever ("Liens") other than standard state and federal and other applicable securities laws and private offering restrictions. The Shareholder has owned such shares of Company Stock since the date set forth on ANNEX I.

    5.29 PREEMPTIVE RIGHTS. The Shareholder does not have, or hereby waives, any preemptive or other right to acquire shares of the Company Stock that the Shareholder has or may have had.

    5.30 VALIDITY OF OBLIGATIONS. This Agreement has been duly executed and delivered and is the legal, valid and binding obligation of Shareholder subject to Equitable Exceptions.

     5.31 ABSENCE OF CLAIMS AGAINST THE COMPANY. The Shareholder does not have any claims against the Company other than as disclosed herein.

6.   REPRESENTATIONS OF LVCI

     LVCI represents and warrants that all of the following representations and warranties in this Section 6 are true and correct at the time of the Closing.

     6.1 DUE ORGANIZATION. LVCI is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified under all applicable laws, regulations and ordinances of public authorities to carry on its businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on its business, operations, affairs, properties, assets or condition (financial or otherwise).

     6.2 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement, the LVCI Notes, the Employment Agreements, and the Noncompetition Agreements, by LVCI and the performance by LVCI of the transactions contemplated herein or therein have been duly and validly authorized by the Board of Directors of LVCI, and this Agreement, the LVCI Notes, the Employment Agreements, and the Noncompetition Agreements, have each been duly and validly authorized by all necessary corporate action, duly executed and delivered and are the legal, valid and binding obligations of LVCI, enforceable against such party thereto in accordance with their respective terms, subject to the Equitable Exceptions. LVCI has full corporate power, capacity and authority to execute this Agreement, the LVCI Notes, the Employment Agreements and the Noncompetition Agreements.

     6.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, and the other agreements and documents contemplated hereby, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

           (a) Conflict with, or result in a breach or violation of the Certificate of Incorporation or By-laws of LVCI;

           (b) Conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under any material document, agreement or other instrument to which LVCI is a party, or violate or result in the creation or imposition of any lien, charge or encumbrance on any of LVCI's properties pursuant to

(i) any law or regulation to which LVCI or any of its property is subject, or
(ii) any judgment, order or decree to which LVCI is bound or any of its property is subject; or

          (c) Result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of LVCI.

     6.4 NO OUTSIDE RELIANCE; KNOWLEDGE REGARDING REPRESENTATIONS. LVCI has not relied on and is not relying upon any statement or representation not made in this Agreement or in a Schedule hereto. As of the date hereof, LVCI is not aware of any inaccuracy or misstatement in, or breach of, any representation or warranty of the Shareholders contained herein.

     6.5 CAPITALIZATION. As of the date hereof, the authorized stock of LVCI consists of (i) 50,000,000 shares of Common Stock of which 10,069,264 shares are issued and outstanding, 3,246,083 shares are reserved for issuance pursuant to LVCI's stock option plans, approximately 650,000 shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock; and (ii) 1,000,000 shares of preferred stock, of which 3,250 are outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid, and nonassessable.

     6.6 ISSUANCE OF SHARES. The Shares of LVCI Stock which may constitute a portion of the Contingent Consideration are duly authorized and, upon issuance in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of LVCI.

     6.7 RESERVATION OF SHARES. LVCI shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for payment of the Contingent Consideration in the form of LVCI Stock of a value up to $4,125,000. LVCI shall not reduce the number of shares of Common Stock reserved for issuance in connection with payment of the LVCI Stock portion of the Contingent Consideration without the consent of each Shareholder, which consent will not be unreasonably withheld. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number issuable as partial payment of the Contingent Consideration, LVCI will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet LVCI's obligations under this Section 6.7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

     6.8 SEC DOCUMENTS, FINANCIAL STATEMENTS. Since April 30, 1996, LVCI has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein necessary in order to make the statements therein, in light of the circumstances under with they were made, not misleading. As of their respective dates, the financial statements of LVCI included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of LVCI and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of LVCI included in the SEC Documents, LVCI has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to November 30, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of LVCI.

     6.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 6.9, since November 30, 1998, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

     6.10 LISTING. The Company will obtain and maintain the listing and trading of its Common Stock on either Nasdaq, the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

     6.11 COMPLIANCE WITH LAWS. LVCI is in compliance with all applicable laws, regulations, orders, judgements and decrees except where the failure to so comply would not have a Material Adverse Effect.

     6.12 DISCLOSURE. All information relating to or concerning LVCI provided to the Shareholders in connection with the transactions contemplated hereby is true and correct in all material respects and LVCI has not omitted to state any material fact necessary in order to make any statements made therein, in light of the circumstances under which they were made, not misleading.

7.   ADDITIONAL CLOSING DELIVERIES TO THE SHAREHOLDERS

    Concurrently with the Closing, LVCI has delivered to the Shareholders the following:

     7.1 OPINION OF COUNSEL. The Shareholders have received an opinion from Dankenbring, Greiman, Osterholt & Hoffmann, P.C., counsel for LVCI, dated the Closing Date, in the form annexed hereto as Exhibit B.

     7.2 EMPLOYMENT AGREEMENTS. LVCI has executed and delivered to certain Shareholders Employment Agreements in substantially the forms attached hereto as Exhibit C (the "Employment Agreements").

     7.3 BROKER RELEASE. Simultaneous with the Closing, each broker, agent or attorney identified on Schedule 12.6 has executed and delivered to the Shareholders an instrument dated the Closing Date in such form as is reasonably satisfactory to the Major Shareholders releasing the Company and the Shareholders from any and all claims of such broker, agent or attorney with respect to fees, commissions and other amounts and expenses thereof that may be payable thereto in connection with the transactions set forth in this Agreement.

     Concurrently with the Closing, LVCI and Paul C. Ehlen shall have entered into a Sales Representative Agreement upon mutually agreeable terms.

8.   ADDITIONAL CLOSING DELIVERIES TO LVCI

     Concurrently with the Closing, the Shareholders have delivered, or have caused to be delivered, to LVCI the following:

     8.1 REPAYMENT OF INDEBTEDNESS. Evidence satisfactory to LVCI that the Shareholders and their Affiliates have repaid the Company in full all amounts owing by the Shareholders or their Affiliates to the Company.

     8.2 SHAREHOLDER RELEASES. Each of the Shareholders have delivered to LVCI an instrument dated the Closing Date in substantially the form of Exhibit D releasing the Company from any and all claims of the Shareholder against the Company and any obligations of the Company to the Shareholder, except for items specifically identified on Schedule 8.2 as being claims of or obligations to such Shareholder and continuing obligations to such Shareholder relating to his or her employment by the Company.

     8.3 TERMINATION OF RELATED PARTY AGREEMENTS. Evidence satisfactory to LVCI that all existing agreements between the Company and the Shareholders or business or personal affiliates of the Company or the Shareholders and all existing bonus and incentive plans and compensation arrangements of the Company and its Shareholders, other than those set forth on Schedule 8.3, have been canceled or terminated.

     8.4 OPINIONS OF COUNSEL. LVCI has received an opinion from counsel to the Shareholders, dated the Closing Date, in the form annexed hereto as Exhibit E.

     8.5 EMPLOYMENT AGREEMENTS. Each of the Managers has executed and delivered to LVCI his Employment Agreement.

     8.6 NONCOMPETITION AGREEMENTS. Thomas L. Eakins and Paul W. Schmidt have executed and delivered to LVCI Noncompetition Agreements with LVCI in substantially the forms attached hereto as Exhibit F-1 and Paul C. Ehlen has executed and delivered to LVCI a Noncompetition Agreement with LVCI in substantially the form attached as Exhibit F-2 (the "Noncompetition Agreements").

     8.7 BROKER RELEASE. Simultaneous with the Closing, each broker or agent identified on Schedule 12.6 has executed and delivered to LVCI an instrument dated the Closing Date in such form as is reasonably satisfactory to LVCI releasing the Company and LVCI from any and all claims of such broker or agent with respect to fees, commissions and other amounts and expenses thereof that may be payable thereto in connection with the transactions set forth in this Agreement.

     8.8 RELEASE OF FINANCING STATEMENTS. The Company has obtained and prepared for filing in the appropriate jurisdictions within two (2) business days following the Closing Termination Statements properly executed by any parties holding a security interest or other encumbrance with respect to each of the Company, the Company Stock or the assets of the Company as identified by lien searches conducted with respect thereto.

     8.9 GOOD STANDING CERTIFICATES. The Company has delivered to LVCI a certificate, dated as of a date not more than twenty (20) days prior to the Closing Date, duly issued by the appropriate governmental authority in the state or other jurisdiction of its incorporation or organization showing that it is in good standing.

     8.10 FAIRNESS OPINION. In addition, LVCI has received, if requested by LVCI, a favorable opinion from A.G. Edwards & Sons, Inc., as to the fairness of the transactions contemplated by this Agreement from a financial point of view.

9.   COVENANTS OF THE PARTIES

     9.1 DISTRIBUTIONS. Immediately prior to Closing, the Company will distribute to the Shareholders in accordance with their proportionate ownership interests in the Company, an amount equal to 40% of the estimated net taxable income of the Company for the Short S Year ending on the Closing Date (the "S Distribution") and a good faith estimate of the difference between the anticipated Shareholders' equity as of the Closing Date and $1,070,000 (the "Excess Equity Distribution"). As soon as practicable after the Company's federal income tax return for the Short S Year has been prepared and filed, LVCI shall notify the Shareholders of the actual amount of net taxable income shown on such return. Within ten (10) days after such notice, LVCI shall pay the Shareholders the excess of 40% of the actual net taxable income for the Short S Year over the amount of the S Distribution. Likewise, in the event the S Distribution exceeds 40% of such net taxable income, the Shareholders shall pay the excess to LVCI within ten (10) days after such notice.

     9.2  PREPARATION AND FILING OF TAX RETURNS.

          (a) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and tax basis of property, which such party may possess. Each party shall make its employees or agents reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file returns pursuant to this Agreement shall bear all costs of filing such returns.

          (b) The Shareholders shall have responsibility for the conduct of any audit of the Company of any taxable period ending on or prior to the Closing Date; provided however, that in the event that the Shareholders receive notice of a claim from the Internal Revenue Service or any other taxing authority the Shareholders shall promptly, but in any event within five (5) business days, notify LVCI and the Company of such claim and of any action taken or proposed to be taken. In the event LVCI and the Company wishes to participate in such audit they may do so at their own cost and expense.

     9.3 COMPANY NAME. Each Shareholder acknowledges and agrees that the name "Midwest Surgical Services, Inc." or any derivations thereof are important elements of the Company's business and goodwill and covenants that following the Closing Date he or she will not conduct a business utilizing the above-described name without the prior written consent of the Company.

     9.4 COVENANTS OF THE COMPANY AND THE SHAREHOLDERS CONCERNING TERMINATION Of S ELECTION.

          (a) DEFINITIONS. The following terms, as used herein, have the following meanings when used hereinafter:

          "C Corporation Period" means the period commencing on the S Termination Date.

          "S Corporation Period" means, as to the Company, the period commencing on the effective date of its S election and ending on the date immediately preceding the S

Termination Date.

          "S Corporation Taxable Income" means the taxable income of the Company from all sources during the S Corporation Period.

          "S Short Year" means that portion of the S Termination Year of the Company as defined in Section 1362(c)(1)(A) of the Code.

          "S Termination Date" means the date on which the S corporation status of the Company is terminated pursuant to Section 1362(d)(2) of the Code and handled in accordance with Section 1362(e)(6)(D) and (e)(5) of the Code.

          "S Termination Year" has the meaning set forth in Section 1362(e)(4) of the Code.

          (b)  TERMINATION OF S ELECTION; S TERMINATION YEAR

               (i) Termination of S Status. The Company made a valid election under Section 1362(a) of the Code to be taxed in accordance with the provisions of Subchapter S of the Code, for its tax year beginning April 11, 1997 (the "S Election"). The Shareholders acknowledge that the Closing will terminate the Company's S Election pursuant to Section 1362(d)(2) of the Code.

               (ii) Effective Date. The S Termination Date shall be on the Closing Date.

               (iii) S Termination Year. The fiscal year in which the S corporation status of the Company is terminated will be an S Termination Year with respect to the Company for federal income tax purposes, as defined in
Section 1362(e)(4) of the Code.

               (iv) S Short Year. The S Short Year of the Company shall be that portion of its S Termination Year beginning on the initial day of its fiscal year and ending on the day immediately preceding the S Termination Date. For federal income tax purposes, the Company will be treated as an S corporation during its S Short Year.

          (c)  ALLOCATION OF INCOME.

               (i) Allocation Election. Tax items shall be allocated to the S Short Year pursuant to normal tax accounting rules (that is, the "closing of the books method") rather than by the pro rata allocation method contained in
Section 1362(e)(2) of the Code.

               (ii) Filing of Tax Returns. In respect to the foregoing allocation, and subject to review by the Shareholders prior to filing upon written request, the Company shall cause to be prepared, at its expense, and shall timely file all tax returns for the S Short Year required by federal, state and local law and, when appropriate, shall allocate the tax items to the S Short Year pursuant to normal tax accounting rules (that is, the "closing of the books method") rather than the pro rata allocation method contained in Section 1362(e)(2) of the Code.

          (d) LIABILITY FOR TAXES INCURRED DURING S CORPORATION YEARS INCLUDING S SHORT YEAR. The Shareholders shall pay (and shall indemnify, defend and hold harmless the Company from and against liability with respect to) any and all Taxes that are imposed on the Shareholders or the Company and attributable to the taxable income of the Company, for all taxable periods (or that portion of any period including the S Short Year) during which the Company was an S corporation, including but not limited to, any taxable income of the Company recognized as a result of the Closing; provided, however, that notwithstanding the foregoing the Company shall pay (and shall indemnify, defend and hold harmless the Shareholders from and against liability with respect to) any and all Taxes that are imposed on the Shareholders or the Company and attributable to the taxable income of the Company from and after the Closing other than any Taxes imposed as a result of the Closing. The Shareholders shall pay any and all Taxes that are imposed on the Shareholders or the Company as a result of the Company's S Election being treated as invalid or ineffective for any reason or such election being revoked or terminated prior to the S Termination Date.

          (e) If any Shareholder receives notice of an intention by a taxing authority to audit any return of the Shareholder that includes any item of income, gain, deduction, loss or credit reported by the Company with respect to the S Corporation Period that the Shareholder has reason to believe may affect the Company's tax returns during the C Corporation Period, the Shareholder shall inform LVCI and the Company, in writing, of the audit promptly after receipt of such notice. If the Shareholder receives notice from a taxing authority of any proposed adjustment for which LVCI may be required to indemnify hereunder (a "Proposed Adjustment"), the Shareholder shall give notice to LVCI and the Company of the Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from the Shareholder, LVCI may request that the Shareholder contest such Proposed Adjustment and the Shareholder shall permit LVCI to participate in (but not to control) such proceedings. If LVCI requests that any Proposed Adjustment be contested, then the Shareholder shall, at LVCI's expense, contest the Proposed Adjustment or at the option of LVCI permit LVCI to contest the Proposed Adjustment (including pursuing all administrative and judicial appeals and processes). LVCI shall pay to such Shareholder all reasonable costs and expenses (including reasonable attorneys' and accountants' fees) that the Shareholder may incur in contesting such

Proposed Adjustments. No Shareholder shall make, accept or enter into a settlement or other compromise, with respect to any Taxes indemnified hereunder, or forego or terminate any proceeding undertaken hereunder without the consent of LVCI, which consent shall not be unreasonably withheld. The Shareholders will reasonably assist if LVCI contests any Proposed Adjustment.

          (f) If the Company receives notice of an intention by a taxing authority to audit any return of the Company that includes any item of income, gain, deduction, loss or credit reported by the Company with respect to the period after the Closing during which the Company is a C corporation that the Company has reason to believe may affect the Shareholders' tax returns during the S Corporation Period, the Company shall inform the Shareholders, in writing, of the audit promptly after receipt of such notice. If the Company receives notice from a taxing authority of any proposed adjustment for which an Indemnifying Shareholder may be required to indemnify the Company hereunder (a "Company Proposed Adjustment"), the Company shall give notice to the Shareholders of the Company Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from the Company, the Shareholders may, by in turn giving prompt written notice to the Company, request that the Company contest such Company Proposed Adjustment. If any Shareholder requests that any Company Proposed Adjustment be contested, then the Company shall contest the Company Proposed Adjustment (including pursuing all administrative and judicial appeals and processes) at the requesting Shareholder's expense and shall permit such Shareholder to participate in (but not to control) such proceeding.

          (g) The Company, LVCI and the Shareholders shall cooperate fully with each other in all matters relating to Taxes and in the determination of amounts payable hereunder. In the case of disagreement as to the course of action to be pursued in dealing with taxing authorities (including, without limitation, matters with respect to preparation and filing of tax returns, conduct of audits, and proceedings in courts), the decision of the party (LVCI and the Company, on the one hand, or the Shareholders, on the other hand) who will economically benefit from or be burdened by the course of action (or in the case both parties benefit and/or are burdened, the decision of the party with the greatest benefit or burden) shall control.

          (h) (i) The Shareholders shall cooperate with LVCI in taking such actions necessary and appropriate (including timely filing such forms, tax returns, elections, schedules and other documents as may be required), at LVCI'S cost and expense, to effect and preserve a timely Section 338(h)(10) election in accordance with the requirements of Section 338 of the Code and the Treasury Regulations promulgated thereunder (and any corresponding elections under state or local tax law) (collectively, the "Section 338(h)(10) Elections"), and Shareholders and LVCI shall report the sale of the Shares pursuant to this

Agreement consistently with the Section 338(h)(10) Elections and shall take no position contrary thereto or inconsistent therewith in any Tax Return, any discussion with or proceeding before any taxing authority, or otherwise. The Shareholders shall pay, and LVCI shall reimburse the Shareholders for, any and all Taxes imposed on the Company attributable to the making of the Section 338(h)(10) Elections. LVCI shall provide the Shareholders with five (5) copies of an Internal Revenue Form 8023, "Corporate Qualified Stock Purchases," completed as reasonably agreed by the parties and the Shareholders shall duly execute and deposit with LVCI such copies not later than thirty (30) days after receipt from LVCI. LVCI shall be responsible for the preparation and filing of all forms and documents required in connection with the Section 338(h)(10) Elections and shall provide the Shareholders with copies of (i) any necessary corrections, amendments or supplements to such Form 8023 as reasonably agreed to by the parties or as necessary to conform to the allocation of the Purchase Price as described herein, (ii) all attachments required to be filed therewith pursuant to applicable Treasury Regulations, and (iii) any comparable forms and attachments with respect to any applicable state or local elections being made pursuant to the Section 338(h)(10) Elections. At the request of LVCI, the Shareholders shall execute and deliver to LVCI within ten (10) days after a request therefor by LVCI such documents or forms as are required by any tax laws to complete properly the Section 338(h)(10) Elections. The Shareholders and LVCI shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by such Shareholders or LVCI in order to timely file the Section 338(h)(10) Elections and any other required statements or schedules. The Shareholders shall (x) promptly execute and deliver to the LVCI any amendments subsequent to the filing of the Section 338(h)(10) Elections to Form 8023 (and any comparable state and local forms) and attachments which are required to be filed under applicable law and are reasonably requested by LVCI, (y) take such additional steps as reasonably requested by LVCI to comply with all of the requirements of Section 338(h)(10) of the Code and the Treasury Regulations thereunder, and (z) take no action which is inconsistent with the requirements for filing the Section 338(h)(10) Election under the Code and the applicable Treasury Regulations.

               (ii) In addition, as soon as practicable after the Closing Date, but in no event later than the date ninety (90) days prior to the due date of the Form 8023, LVCI shall provide to Shareholders a proposed statement (the "Allocation Statement") allocating the total of the Purchase Price, and any other payments pursuant to this Agreement that are properly treated as additional Purchase Price for tax purposes, among the different assets of the Company. Shareholders shall not unreasonably withhold their consent to such allocation. Shareholders and LVCI shall attempt, in good faith, to resolve any disagreement as to the allocation of the Purchase Price. If Shareholders and LVCI are unable to reach an agreement, Shareholders and LVCI shall mutually agree to the appointment of a nationally recognized accounting firm to resolve any disagreement, whose determination shall be final and binding on the parties. If the Shareholders and LVCI are unable to agree on the appointment of a nationally recognized accounting firm, Shareholders and LVCI each shall designate such a firm, and such designated firms shall select a third firm to resolve the disagreement. The fees of such accounting firm shall be borne fifty percent (50%) by the Shareholders and fifty percent (50%) by LVCI.

     9.5 RELEASE OF PERSONAL GUARANTIES. LVCI shall take such action as it deems commercially reasonable to effect the release of any personal guaranties by the Shareholders under the Contracts after the Closing Date. Each such guarantee is identified on Schedule 9.5. In the event LVCI is not able to effect the release of any personal guaranty on terms that it deems commercially reasonable, LVCI agrees to indemnify and hold harmless any Shareholder from any claims arising from such personal guarantee pursuant to Article 10 hereof.

     9.6 WINDING DOWN OF PLANS. LVCI agrees to cause the Company to make accrued contributions reflected on the Closing Date Financial Statements to the Company's 401(k) plan and Money Purchase Plan and to take such action as may be required by applicable laws or regulations and the terms of such Plans as a result of the Company's termination of such Plans, effective immediately prior to the Closing Date, including causing the Company to make distributions to the participants therein as required thereby, provided that nothing herein shall limit LVCI's rights to indemnification arising from any breach of the representations and warranties contained in Section 5.18 hereof.

     9.7 COVENANT OF THE MANAGER'S REGARDING MANAGEMENT OF THE BUSINESS. The Managers represent that they shall manage the Company's business in the ordinary course, taking on contracts consistent with the Company's historical business mix and profitability objectives and shall manage working capital balances to achieve historical levels relative to the Company's revenue base.

     9.8 AGREEMENT AS TO BOARD COMPOSITION. In order to provide for the harmonious management of the Company, LVCI agrees that it shall vote its shares in the Company so as to provide that at all times prior to July 31, 2001 the Company's Board of Directors will at all times consist of two designees of LVCI, two designees of the Managers and one independent director designated jointly by LVCI and the Managers. LVCI further agrees to vote its shares to amend the Company's Articles of Incorporation and Bylaws, as appropriate, to provide that the Board of Directors may act only upon the affirmative vote of a majority of all directors.

     9.9 WORKING CAPITAL. LVCI shall make available to the Company a line of credit for working capital to be used consistent with and for the purposes specified in Section 9.7.. The amount of working capital LVCI may be required to provide the Company shall in no event exceed 80 % of the Company's accounts receivable aged sixty (60) days or less and shall also be subject to the following limits:


                          Closing - 4/30/99                 5/1/99 - 7/31/01
                          -----------------                 ----------------
Maximum Required
Working Capital           $1,000,000                        $1,500,000

     9.10 ACQUISITIONS. During the period ending July 31, 2001, LVCI agrees that all services provided by LVCI or its subsidiaries with respect to mobile intraocular surgery using microscopes and phacoemulsifiers performed by LVCI and its existing subsidiaries will be performed by the Company. LVCI further agrees that during the period ending July 31, 2001, it will not acquire a controlling interest in any business entity performing intraocular surgery without the consent of the Company's Board of Directors.

     9.11 NO SUBORDINATION. LVCI agrees that is shall not enter into any agreement with any financial institution, creditor or other third party providing for subordination of payment of the Contingent Consideration without the consent of a Majority of the Shareholders, which consent will not be unreasonably withheld.

     9.12 CHANGES IN ACCOUNTING PRINCIPLES. Except as required by GAAP or applicable law, LVCI agrees that prior to July 31, 2001, it will not change the accounting principles and practices of the Company as reflected on the Company's October 31, 1998 Financial Statement.

10.  INDEMNIFICATION

     The Shareholders and LVCI each make the following covenants that are applicable to them, respectively.

     10.1 LVCI LOSSES.

          (a) Each of the Shareholders severally, but not jointly, agrees to indemnify and hold harmless LVCI and the Company, and their respective directors, officers, employees, representatives, agents and attorneys from, against and in respect of any and all LVCI Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made by the Major Shareholders in or pursuant to
Article 5, Part A of this Agreement (including, without limitation, the representations and warranties contained in any certificate delivered pursuant hereto) or by such Shareholder pursuant to Article 5, Part B being untrue or incorrect in any material respect; (ii) the items described in Schedule 5.7 or
Schedule 5.15 hereof except in any instance and to the extent LVCI Losses result from the negligence or misconduct of LVCI or the Company occurring after the Closing, but only to the extent any such Losses exceed any reserves therefore on the Closing Date Financial Statements or; (iii) any failure by the Shareholder to observe or perform his or her covenants and agreements set forth in this Agreement or in any other agreement or document executed by him or her in connection with the transactions contemplated hereby.

     (b) "LVCI Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the Shareholders' consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the rights of LVCI and the Company or such other persons to indemnification hereunder.

     10.2 EMPLOYEE COMPENSATION AND BENEFITS. Each of the Shareholders severally, but not jointly agrees to indemnify and hold LVCI and the Company, and their respective directors, officers, employees, representatives, agents and attorneys harmless from and against any and all LVCI Losses arising from claims made by employees of the Company, regardless of when made, for wages, salaries, bonuses, pension, workmen's compensation, medical insurance, disability, vacation, severance, pay in lieu of notice, sick benefits or other compensation or benefit arrangements to the extent the same are based on employment service rendered to the Company prior to the Closing Date or injury or sickness occurring prior to the Closing Date (collectively, "Employee Claims"), except to the extent such Employee Claims arise from the Company's failure to pay any amounts accrued with respect to such Employee Claims on the Company's Closing Date Financial Statements or to fulfill its obligations under Section 9.6.

     10.3 SHAREHOLDER LOSSES.

          (a) LVCI agrees to indemnify and hold harmless the Shareholders, and their respective representatives, agents, attorneys, successors and assigns from, against and in respect of any and all Shareholder Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made by LVCI in or pursuant to this Agreement (including, without limitation, the representations and warranties contained in any certificate delivered pursuant hereto) being untrue or incorrect in any material respect; (ii) any failure by LVCI to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it or the Company in connection with the transactions contemplated hereby; or (iii) any liability arising from or based upon the operation of the Company subsequent to the Closing Date other than as a result of the breach of a representation or warranty set forth in Section 5 hereof, except in any instance and to the extent Shareholder Losses result from the negligence or misconduct of the Shareholders, or any of them, prior to the Closing Date.

          (b) "Shareholder Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the consent of LVCI and the Company, which consent may not be reasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the right of the Shareholders or such other persons to indemnification hereunder.

     10.4 NOTICE OF LOSS. Except to the extent set forth in the next sentence, a party to the Agreement will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach or other matter which is asserted has been given to the Indemnifying Party (as defined below) and, in addition, if such matter arises out of a suit, action, investigation, proceeding or claim by a third party ("Third Party Claim"), such notice is given promptly, but in any event within ten (10) days after the Indemnified Party (as defined below) is given notice of the Third Party Claim. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Section 10, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to LVCI Losses, the Shareholders shall be the Indemnifying Party and LVCI and its directors, officers, employees, representatives, agents and attorneys shall be the Indemnified Party. With respect to Shareholder Losses, LVCI shall be the Indemnifying Party and the Shareholders and their representatives, agents, attorneys, successors and assigns shall be the Indemnified Party.

     10.5 RIGHT TO DEFEND.

          (a) The Indemnifying Person shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Person within ten (10) business days of the receipt of such notice from the Indemnified Person; provided, however, that LVCI shall have the right to control the defense to the extent of any Third Party Claim seeking equitable relief or remedial action. Notwithstanding the foregoing, if there exists, under applicable standards of professional conduct a conflict between the positions of such parties on any significant issue that would make it inappropriate in the reasonable judgment of counsel for the Indemnified Person, for the same counsel to represent both the Indemnified Person and the Indemnifying Person, the Indemnified Person shall be entitled to retain its own counsel at the Indemnifying Person's sole expense, provided that the Indemnifying Person shall not be required to pay for more than one such counsel for all Indemnified Persons in connection with such Third Party Claim. If the Indemnifying Person elects not to defend or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder, fails to notify the Indemnified Person of its election as provided herein or contests its obligation to indemnify the Indemnified Person against such Losses, the Indemnified Person may defend against, negotiate, settle or otherwise deal with such Third Party Claim, provided that any payment made by the Indemnified Person with respect to such Third Party Claim shall not, in and of itself establish that the Third Party Claim is subject to indemnification or determine the amount of Losses with respect thereto. If the Indemnified Person defends any Third Party Claim, then the Indemnifying Person shall reimburse the Indemnified Person for the expenses of defending such Claim upon submission of periodic bills.

          (b) No such Third Party Claim may be settled by the Indemnifying Person without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld if the Indemnified Person would not be unduly prejudiced); except that a Third Party Claim which does not involve allegations of criminal or fraudulent conduct by the Indemnified Person and seeks only nonexemplary damages against the Indemnified Person may be settled by the Indemnifying Person if such settlement involves a complete release of the Indemnified Person from liability. Each Shareholder agrees for purposes hereof that the persons who previously held a majority of the Company Stock (or their successors and assigns) are authorized to act as agent for the Shareholders and shall be permitted to direct the defense of any LVCI Losses and to settle or otherwise resolve any LVCI Losses without the consent of any other Shareholders (including, without limitation, resolving any issues relating to recoupment under Section 10.7), and that any action taken by such persons shall be binding on all of the Shareholders, provided that such persons shall not be entitled to defend, settle or resolve any LVCI Losses against a Shareholder arising from any representation or warranty made by such Shareholder pursuant to Article 5, Part B.

     10.6 COOPERATION. Each of LVCI, the Company, and the Shareholders, and each of their affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim, including, without limitation, reports, studies, correspondence and other documentation relating to Environmental Protection Agency, Occupational Safety and Health Administration, and Equal Employment Opportunity Commission matters.

     10.7     RECOUPMENT AND DISPUTE RESOLUTION.

              (a) LVCI shall have the option of recouping all or any part of any Losses it may suffer and for which it has a right to indemnification hereunder by (i) notifying the Shareholders in writing that LVCI intends to reduce the principal amount outstanding under each of its LVCI Notes; and (ii) reducing the principal amount outstanding under such LVCI Notes unless the Shareholder, (in the case of a claim under Article 5, Part B) or persons who previously held a majority of the Company Stock (or their successors and assigns) acting as agent for the Shareholders (in the case of any other claims against the Shareholders) objects to such reduction as provided herein. In the case of any such objection, LVCI shall pay over to the Escrow Agent under an Escrow Agreement in substantially the form attached as Exhibit G an amount equal to such claimed principal reduction. The terms of such Escrow Agreement are hereby approved and ratified in all respects by the Shareholders and each of the Shareholders agrees to be bound by its terms. Such amount shall be paid to the Escrow Agent at such time or times as the principal reduction amount would otherwise have become due and payable to the Shareholders.

              In the case of any Third Party Claim giving rise to Losses, the amount of which is uncertain, LVCI shall notify the Shareholders of its reasonable good faith estimate of the amount of Losses it could ultimately expect to pay with respect to such Claim and pay over to the Escrow Agent such amount at the time such amount would otherwise be due. The written notice shall specify the general, factual basis for such claim and the amount by which the LVCI Notes are to be reduced (or in the case of a Third Party Claim giving rise to Losses, the amount of which is uncertain, the amount to be placed in Escrow). If the Shareholders have any objection to the reduction (or in the case of a Third Party Claim giving rise to Losses, the amount of which is uncertain, the amount to be placed in Escrow), the Shareholders shall have 30 days to make such investigation of the claim as Shareholders deem necessary or desirable. For the purposes of such investigation, LVCI agrees to make available to Shareholders or their authorized representatives the information relied upon by LVCI to substantiate the reduction. If LVCI and Shareholders do not agree within such 30 day period, either as to the reduction or the amount to be placed in escrow, the matter shall be submitted to arbitration in accordance with the arbitration rules of the American Arbitration Association then in effect. Within such 30 day period, the parties shall jointly select a single arbitrator (the "Recoupment Arbitrator"), the selection of which will not be unreasonably withheld by either party, who shall have substantial experience with respect to the substance of the matters in dispute and shall have the authority to hold hearings and to render a decision in accordance with the arbitration rules of the American Arbitration Association. The Recoupment Arbitrator shall settle any remaining dispute by selecting the position of the party that the Arbitrator determines, in its sole discretion, to be the most correct. The determination of the Recoupment Arbitrator shall be set forth in writing, delivered to each of LVCI and the Shareholders and shall be conclusive and binding on the parties and shall be non-appealable. The party whose position is not chosen by the Recoupment Arbitrator shall pay all expenses of the Recoupment Arbitrator.

              (b) To the extent LVCI does not recoup, pursuant to Section 10.7(a), any Loss it may suffer and for which it has a right to indemnification hereunder, LVCI shall have the option of recouping all or any part of such Losses by (i) notifying the Shareholders in writing at least 30 days prior to the making of any Installment Payment hereunder that LVCI intends to reduce the amount of any Contingent Consideration otherwise payable to the Shareholders; and (ii) reducing the amount of Contingent Consideration unless the Shareholder (in the case of a claim under Article 5, Part B) or persons who previously held a majority of the Company Stock (or their successors and assigns) acting as agent for the Shareholders (in the case of any other claims against the Shareholders) objects to such reduction as provided herein. In the case of any such objection, LVCI shall pay over to the Escrow Agent an amount equal to such reduction. In the case of any Third Party Claim giving rise to Losses the amount of which is uncertain, LVCI shall notify the Shareholders of its reasonable good faith estimate of the amount of Losses it could ultimately expect to pay with respect to such Claim and pay over to the Escrow Agent such amount. Such amounts shall be paid to the Escrow Agent at such time or times as the Installment Payment(s) would otherwise have become due and payable to the Shareholders. Any amount of the Contingent Consideration not in dispute shall be paid in accordance with Section 3. The written notice shall specify the general, factual basis for such claim and the amount the Contingent Consideration is to be reduced (or in the case of a Third Party Claim giving rise to Losses, the amount of which is uncertain, the amount to be placed in Escrow). If the Shareholders have any objection to the reduction (or in the case of a Third Party Claim giving rise to Losses, the amount of which is uncertain, the amount to be placed in Escrow), the Shareholders shall have 30 days to make such investigation of the claim as Shareholders deem necessary or desirable. For the purposes of such investigation, LVCI agrees to make available to Shareholders or their authorized representatives the information relied upon by LVCI to substantiate the reduction. If LVCI and Shareholders do not agree within such 30 day period, either as to the reduction or the amount to be placed in escrow, the matter shall be submitted to arbitration in accordance with the arbitration rules of the American Arbitration Association then in effect. Within such 30 day period, the parties shall jointly select a single arbitrator (the "Recoupment Arbitrator"), the selection of which will not be unreasonably withheld by either party, who shall have substantial experience with respect to the substance of the matters in dispute and shall have the authority to hold hearings and to render a decision in accordance with the arbitration rules of the American Arbitration Association. The Recoupment Arbitrator shall settle any remaining dispute by selecting the position of the party that the Arbitrator determines, in its sole discretion, to be the most correct. The determination of the Recoupment Arbitrator shall be set forth in writing, delivered to each of LVCI and the Shareholders and shall be conclusive and binding on the parties and shall be non-appealable. The party whose position is not chosen by the Recoupment Arbitrator shall pay all expenses of the Recoupment Arbitrator.

     10.8 LIMITATIONS ON INDEMNIFICATION.

              (a)  An indemnifying party shall not have any liability under
Section 10.1 hereof unless the aggregate amount of Losses to the indemnified parties finally determined to arise thereunder exceeds $35,000 (the "Basket") and, in such event the indemnifying party shall be required to pay the entire amount of such Losses in excess of the Basket.

              (b) The maximum amount of Losses which the Shareholders shall be liable under Section 10.1 hereof shall not exceed $3,500,000.

              (c) Notwithstanding any other provision hereof, no Shareholder shall be liable for more than his or her pro rata share of LVCI Losses. For purposes hereof, a Shareholder's pro rata share of LVCI Losses shall equal his or her percentage ownership of Company Stock immediately prior to the Closing. Each Shareholder further agrees that the Shareholder shall be responsible for the Shareholder's share of LVCI Losses, but only his share of LVCI Losses, regardless of whether LVCI proceeds directly against the Shareholder or exercised its right of recoupment under Section 10.7. Each Shareholder further agrees that if any of the other Shareholders have paid more than their share of LVCI Losses, by reason of LVCI's right of recoupment under Section 10.7 or otherwise, the other Shareholders will have a right of contribution from such Shareholder to the point that such Shareholder has paid his share of LVCI Losses. Each Shareholder further agrees, upon written notice from one or more other Shareholders to promptly pay to the other

Shareholders any amounts due hereunder. In the event it becomes necessary to enforce the right of contribution provided hereunder, each Shareholder further agrees that the Shareholders with a right of contribution shall be entitled to reasonable attorney's fees and reimbursement of other costs associated with enforcement of their right of contribution.

              (d) The amount of any Loss shall be net of any amounts recovered (regardless of time) or recoverable with diligent effort by the Indemnified Party under insurance policies with respect to such Loss and shall be on an "After-Tax Basis." For purposes hereof "After-Tax Basis" shall mean an amount which, after subtraction of the amount of all Taxes payable by the recipient thereof as a result of the receipt or accrual of such payment, and after taking into account (i) the increase of all Taxes payable by such recipient for all affected taxable years as a result of the event or occurrence giving rise to such payment and (ii) the reduction of Taxes payable by the recipient for all taxable years ending on or before the end of the taxable year in which such payment is made as a result of the event or occurrence giving rise to such payment, shall be sufficient as of the date of payment to compensate the recipient for the event or occurrence giving rise to such payment.

     10.9 EXCLUSIVITY OF REMEDIES. LVCI hereby acknowledges and agrees that, except with respect to claims based upon breach of covenant or agreement (with respect to which equitable relief would be available as provided herein or in the Employment Agreements or Noncompetition Agreements), the sole and exclusive remedy by LVCI and the Company, and their respective directors, officers, employees, representatives, agents and attorneys with respect to any and all claims relating to the subject matters of this Agreement shall be pursuant to the indemnification provisions set forth in Article 10.

11. SECURITIES ACT REPRESENTATIONS AND TRANSFER RESTRICTIONS

         The LVCI Stock which may be acquired by the Shareholders pursuant to this Agreement is being acquired solely for their own accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

         THE SHARES OF LVCI STOCK WHICH MAY BE ISSUED TO THE SHAREHOLDERS PURSUANT TO THIS AGREEMENT WILL NOT BE REGISTERED UNDER THE 1933 SECURITIES ACT, AND WILL NOT BE LISTED AND ELIGIBLE FOR TRADING ON THE NASDAQ NATIONAL MARKET.

     11.1 INCIDENTAL REGISTRATION RIGHTS.

     If LVCI at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the LVCI Stock for sale to the public) pursuant to a Qualified Public Offering (as such term is defined below), each such time it will give written notice to all holders of outstanding LVCI Stock of its intention so to do. Upon the written request of any such holder of LVCI Stock, received by LVCI within 30 days after the giving of any such notice by LVCI, to register any of the LVCI Stock, LVCI will use its best efforts to cause the LVCI Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by LVCI, all to the extent requisite to permit the sale or other disposition by the holder of such LVCI Stock so registered. The number of shares of LVCI Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders of LVCI Stock based upon the number of shares of LVCI Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by LVCI therein. Notwithstanding the foregoing provisions, LVCI may withdraw any registration statement referred to in this Article 11 without incurring any liability to the holders of LVCI Stock.

     As used herein, the term "Qualified Public Offering" shall mean a firm commitment underwritten public offering of shares of LVCI Common Stock in which the aggregate price paid for such shares by the public shall be at least twenty million dollars ($20,000,000).

     11.2 REGISTRATION PROCEDURES.

     If and whenever LVCI is required by the provisions of Section 11.1 to use its best efforts to effect the registration of any shares of LVCI Stock under the Securities Act, LVCI will, as expeditiously as possible:

              (a) prepare and file with the Commission a registration statement (which shall be on Form S-3 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

              (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all LVCI Stock covered by such registration statement for such period;

              (c) furnish to each seller of LVCI Stock, and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the LVCI Stock covered by such registration statement;

              (d) use its best efforts to register or qualify the LVCI Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the managing underwriter reasonably shall request, provided, however, that LVCI shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

              (e) use its best efforts to list the LVCI Stock covered by such registration statement with any securities exchange on which the Common Stock of LVCI is then listed;

              (f) immediately notify each seller of LVCI Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which LVCI has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

              (g)  use its best efforts to furnish on the date that LVCI
Stock is delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing LVCI for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (ii) a letter dated such date from the independent public accountants retained by LVCI, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of LVCI included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request.

     For purposes of Section 11.1, the period of distribution of LVCI Stock in a Qualified Public Offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of LVCI Stock in any other registration shall be deemed to extend until the earlier of the sale of all LVCI Stock covered thereby and 365 days after the effective date thereof.

     In connection with each registration hereunder, the sellers of LVCI Stock will furnish to LVCI in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with a registration pursuant to Section 11.1, LVCI and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of LVCI's size and investment stature.

     11.3 EXPENSES.

     All expenses incurred by LVCI in complying with Section 11.2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for LVCI, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of LVCI Stock are called "Selling Expenses."

     LVCI will pay all Registration Expenses in connection with each registration statement under Section 11.2. All Selling Expenses in connection with each registration statement under Section 11.2 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than LVCI (except to the extent LVCI shall be a seller) as they may agree.

     Any expenses incurred by the sellers in connection with the retention of professional advisors other than the underwriters shall be borne by the sellers.

     11.4 INDEMNIFICATION AND CONTRIBUTION.

              (a) In the event of a registration of any of the LVCI Stock under the Securities Act pursuant to Section 11.1, LVCI will indemnify and hold harmless each seller of such LVCI Stock thereunder, each underwriter of such LVCI Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such LVCI Stock was registered under the Securities Act pursuant to
Section 11.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that LVCI will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing.

              (b) In the event of a registration of any of the LVCI Stock under the Securities Act pursuant to Section 11.1 each seller of such LVCI Stock; thereunder, severally and not jointly, will indemnify and hold harmless LVCI, each person, if any, who controls LVCI within the meaning of the Securities Act, each officer of LVCI who signs the registration statement, each director of LVCI, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which LVCI or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such LVCI Stock was registered under the Securities Act pursuant to
Section 11.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse LVCI and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to LVCI by such seller, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of LVCI Stock covered by such registration statement.

              (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.4 and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.4 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.4 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

              (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of LVCI Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 11.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 11.4; then, and in each such case, LVCI and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its LVCI Stock as the case may be, offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and LVCI is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such LVCI Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

12. GENERAL

     12.1 COOPERATION. The Company, the Shareholders and LVCI shall each deliver or cause to be delivered to the other at such other times and places after the Closing Date as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees thereof cooperate with LVCI on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     12.2 SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES.

              (a) COVENANTS AND AGREEMENTS. All covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter according to their terms without limit as to duration, except as otherwise expressly provided herein.

              (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the Closing and shall continue in full force and effect until August 1, 2000, except that (a) the representations and warranties contained in Section 5.7 hereof shall survive until the earlier of
(i) the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes to which such representations and warranties relate without an assertion of a deficiency in respect thereof by the applicable taxing authority or (ii) the completion of the final audit and determination by the applicable taxing authority and final disposition of any deficiency resulting therefrom, (b) the representations and warranties contained in Section 5.10 shall survive for a period of five (5) years following the Closing, (c) the representations and warranties contained in Section 5.18 shall survive until the expiration of the applicable period of the statutes of limitations applicable to ERISA matters, and (d) the representations and warranties contained in Sections 5.1, 5.2, and 5.28 and Sections 6.1, 6.2 and 6.3 shall survive indefinitely.

              (c) CLAIMS MADE PRIOR TO EXPIRATION. No claim under Article 10 for breach of a representation or warranty shall be made after the representation or warranty expires. Notwithstanding the foregoing, the termination of a survival period shall not affect the rights of an Indemnified Party in respect of any claim made by any party with specificity, in good faith and in writing to the Indemnifying Party in accordance with Sections 10.4 and
12.8 hereof prior to the expiration of the applicable survival period.

     12.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of LVCI, and the heirs and legal representatives of the Shareholders.

     12.4 ENTIRE AGREEMENT. This Agreement (including the schedules and exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Shareholders and LVCI, and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and this Agreement and the Exhibits hereto may be modified or amended only by a written instrument executed by the Shareholders and LVCI.

     12.5 COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     12.6 BROKERS AND AGENTS. Except as disclosed on Schedule 12.6, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

     12.7 EXPENSES. LVCI will pay the fees, expenses and disbursements of LVCI and its agents, representatives, accountants (including PricewaterhouseCoopers, LLP) and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by LVCI under this Agreement. Except as otherwise specifically provided in this Agreement, the Shareholders will pay from personal funds and not from the funds of the Company, any fees, expenses and disbursements of its agents, representatives, accountants (excluding PricewaterhouseCoopers, LLP), counsel and other business advisors incurred in connection with the subject matter of this Agreement. Except as otherwise stated in Section 9.4(h)(i) hereof, the Shareholders acknowledge that they, and not the Company or LVCI, will pay all Taxes due upon receipt of the consideration payable to the Shareholders pursuant to Section 2 hereof, and all sales, use, real property, transfer, recording, gains, stock transfer and other similar fees in connection with the transactions contemplated by this Agreement.

     12.8 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to an officer or agent of such party, or (c) telecopying the same with electronic confirmation of receipt.

                  (i)      If to LVCI, addressed to them at:

                                  Laser Vision Centers, Inc.
                                  540 Maryville Centre Drive, Suite 200
                                  St. Louis, Missouri  63141
                                  Telecopy No.: (314) 434-2424
                                  Attn:  Robert W. May

with copies to:

                                  Dankenbring Greiman Osterholt & Hoffmann, P.C. 120 South Central Avenue, 5th Floor
                                  St. Louis, Missouri  63105
                                  Telecopy No.: (314) 862-4656
                                  Attn:  James R. Dankenbring, Esq.

                  (ii) If to the Shareholders, addressed thereto at the address set forth on ANNEX I, with copies to such counsel as set forth below.

                  (iii) If to the Company, addressed to:

                                  Midwest Surgical Services, Inc.
                                  10860 Nesbitt Ave., South
                                  Bloomington, Minnesota 55437
                                  Telecopy No.:
                                  Attn:  Thomas L. Eakins

with copies to:

                                  Faegre & Benson, LLP
                                  2200 Norwest Center
                                  Minneapolis, Minnesota 55402
                                  Telecopy No.: (612) 336-3026
                                  Attn:  David M. Vander Haar, Esq.

or to such other address or counsel as any party hereto shall specify pursuant to this Section 12.8 from time to time.

     12.9 ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Minneapolis, Minnesota in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators= award in any court having jurisdiction. Except as otherwise specifically provided in this Agreement, the direct expense of any arbitration proceeding shall be borne equally by the Shareholders on the one hand, and LVCI and the Company, on the other hand.

     12.10 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Missouri.


     12.11 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     12.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     12.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     12.14 INTERPRETATION. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement. Disclosure of any fact or item in any Schedule referenced in a particular section of this Agreement, shall, should the existence of the fact or item or its content be relevant to any other section of this Agreement, be deemed to be disclosed with respect to that other section whether or not an explicit cross-reference appears, provided that the disclosure is sufficient to reasonably inform LVCI of the information required to be disclosed by such other section.

                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      LASER VISION CENTERS, INC.


                                      By: /s/ John J. Klobnak
                                         -----------------------------
                                      Name: John J. Klobnak
                                           ---------------------------
                                      Title: CEO
                                            --------------------------

                                      THE SHAREHOLDERS:

                                      /s/ Paul C. Ehlen
                                      --------------------------------
                                      Paul C. Ehlen

                                      /s/ Thomas L. Eakins
                                      --------------------------------
                                      Thomas L. Eakins

                                      /s/ Paul W. Schmidt
                                      --------------------------------
                                      Paul W. Schmidt

                                      /s/ Dr. Richard L. Lindstrom
                                      --------------------------------
                                      Dr. Richard L. Lindstrom

                                      /s/ James A. Greiling
                                      --------------------------------
                                      James A. Greiling

                                      /s/ Kipp Fesenmaier
                                      --------------------------------
                                      Kipp Fesenmaier

                                     ANNEX I

              TO THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF
          DECEMBER 1, 1998 BY AND AMONG LASER VISION CENTERS, INC. AND
               THE SHAREHOLDERS OF MIDWEST SURGICAL SERVICES, INC.

SHAREHOLDERS OF MIDWEST SURGICAL SERVICES, INC.:

-------------------------------------------------------------------------------------------------------------------
                                                                                                         PERCENTAGE
                                                                                                        INTEREST IN
                                                                                                         APRIL NOTE
                                         NUMBER OF                                                     PAYMENTS AND
                                     SHARES COMMON     DATE(S) OF        PERCENT    JANUARY NOTE         CONTINGENT
NAME AND ADDRESS                             STOCK    ACQUISITION       INTEREST      AT CLOSING      CONSIDERATION
-------------------------------------------------------------------------------------------------------------------
PAUL C. EHLEN                                4,500       09/01/94        28.776%      $2,219,060                 0
7600 AUTO CLUB CIRCLE
BLOOMINGTON, MN  55438
--------------------------------------------------------------------------------------------------------------------
THOMAS L. EAKINS                             4,500       09/01/94        28.766%         113,505           40.4020%
5312 RIVER BLUFF CIRCLE
BLOOMINGTON, MN  55437
--------------------------------------------------------------------------------------------------------------------
PAUL W. SCHMIDT                              4,500       06/01/97        28.766%         113,505           40.4020%
8105 WEST 110TH STREET
BLOOMINGTON, MN  55438
--------------------------------------------------------------------------------------------------------------------
DR. RICHARD L. LINDSTROM                     1,350       09/01/94         8.633%          34,053           12.1210%
2811 WESTWOOD ROAD
WAYZATA, MN  55391
--------------------------------------------------------------------------------------------------------------------
JAMES A. GREILING                              150       09/18/96         4.796%          18,918             6.734%
9826 PURGATORY ROAD                            300       09/07/98
EDEN PRAIRIE, MN  55437                        300       11/30/98
--------------------------------------------------------------------------------------------------------------------
KIPP FESENMAIER                                 38       01/01/97         0.243%           9,059            0.3410%
4865 15TH AVENUE, SE
ST. CLOUD, MN  56304
--------------------------------------------------------------------------------------------------------------------